UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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CRANE COMPANY
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CRANE

# 2026 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CRANE 2026 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CRANE COMPANY 100 FIRST STAMFORD PLACE STAMFORD, CONNECTICUT 06902 Dear Fellow Stockholders:	This Proxy Statement and the 2025 Annual Report to Stockholders are available at https://investors.craneco.com

Crane Company cordially invites you to attend the Annual Meeting of Stockholders, at 10:00 a.m., Eastern Daylight Time, on Monday, April 27, 2026, at The Hyatt Regency Greenwich, Putnam Room, 1800 E. Putnam Ave., Old Greenwich, CT.

The enclosed Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the meeting. Management will report on current operations, and there will be an opportunity to ask questions regarding Crane Company and its activities.

It is important that your shares be represented at the meeting, regardless of the size of your holdings. If you are unable to attend, I urge you to participate by voting your shares by proxy. You may do so by using the internet address or the toll-free telephone number set forth in the enclosed Proxy Statement, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you receive in response to your request.

Sincerely,

Max H. Mitchell Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS APRIL 27, 2026

To the Stockholders of Crane Company:

The 2026 ANNUAL MEETING OF STOCKHOLDERS OF CRANE COMPANY will be held for the following purposes:

WHEN:

  April 27, 2026

  Monday 10:00 a.m.

  Eastern Daylight Time

WHERE:

  The Hyatt Regency Greenwich,

  Putnam Room, 1800 E. Putnam Ave.,

  Old Greenwich, CT

  HOW TO VOTE:

By Phone

  800-652-VOTE (8683)

  in the United States,

  United States territories,

  and Canada

By Mail

  Complete, sign, and return

  the proxy card.

By Internet

www.envisionreports.com/cr

By Scanning

  You can vote your shares

  online by scanning the QR

  code on your proxy card.

Proposal		Board Recommendation

Item 1	To elect nine directors to serve for one-year terms until the annual meeting of stockholders in 2027	FOR each director ▶ Page 9

Item 2	To vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for Crane Company for 2026	FOR ▶ Page 32

Item 3	To vote on a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers	FOR ▶ Page 36

In addition, any other business properly presented may be acted upon at the meeting.

In order to assure a quorum at the 2026 Annual Meeting of Stockholders of Crane Company and any adjournments or postponements thereof (the “Annual Meeting”), it is important that stockholders who do not expect to attend in person vote by using the internet address or the toll-free telephone number listed in the enclosed Proxy Statement. If you have requested paper copies of the proxy materials, you can vote by completing and returning the proxy card enclosed in those materials.

The Board of Directors has fixed the close of business on March 4, 2026, as the record date for the Annual Meeting. Stockholders at that date and time are entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote.

This Notice of Annual Meeting of Stockholders and enclosed Proxy Statement are first being distributed or made available to stockholders on or about March 13, 2026.

We previously mailed a Notice of Internet Availability of Proxy Materials to all Crane Company stockholders as of the record date. That notice advised such stockholders that they could view the enclosed Proxy Statement and Crane Company’s 2025 Annual Report online at www.envisionreports.com/cr, or request in writing a paper or e-mail copy of the proxy materials at no cost.

A complete list of stockholders as of the record date will be open to examination by any stockholder during regular business hours at the offices of Crane Company, 100 First Stamford Place, Stamford, CT 06902, for a period of ten days ending on the day before the Annual Meeting.

By Order of the Board of Directors,

Anthony M. D’Iorio

Secretary

March 13, 2026

PROXY SUMMARY

Director Nominees

Name and Profession	Age	Crane Company Director Since	Crane Company Committees
			AC	NGC	EC	MOCC

Martin R. Benante Retired Chairman of the Board and Chief Executive Officer, Curtiss-Wright Corporation	73	2023 (2015)*

Sanjay Kapoor Retired Executive Vice President and Chief Financial Officer, Spirit AeroSystems, Inc.	65	2023

Ronald C. Lindsay Retired Chief Operating Officer, Eastman Chemical Company	67	2023 (2013)*

Susan D. Lynch Retired Chief Financial Officer, V2X	64	2024

Ellen McClain Former Chief Executive Officer and President, Year Up United	61	2023 (2013)*

Charles G. McClure, Jr. Managing Partner, Michigan Capital Advisors	72	2023 (2017)*

Max H. Mitchell Chairman, President and Chief Executive Officer, Crane Company	62	2023 (2014)*

Jennifer M. Pollino Executive Coach and Consultant, JM Pollino LLC	61	2023 (2013)*

James L. L. Tullis Chairman, Tullis Health Investors, Inc.	78	2023 (1998)*

AC	Audit Committee	NGC	Nominating and Governance Committee	Chair Member
EC	Executive Committee	MOCC	Management Organization and Compensation Committee

*	Denotes period of beginning service on the Crane Holdings, Co. (now Crane NXT, Co.) Board of Directors, from which Crane Company was separated in a separation transaction on April 3, 2023.

Proxy Summary

2025 Performance Highlights

Gaining Momentum, Driving Record Results, and Accelerating Portfolio Transformation

Crane Company (“Crane” or the “Company”) delivered record financial and operational results in 2025, driven by a combination of consistent and strong operational and commercial execution, as well as by substantial benefits from consistent strategic growth investments. Our businesses continued to execute at a high level while further innovating and investing to drive durable, long-term growth. Specifically:

•

At Aerospace & Advanced Technologies,[1] 2025 sales increased 13% compared to 2024, with core sales growth of nearly 12% augmented by a slight contribution from favorable foreign exchange. Segment operating margin increased 260 basis points to 25% in 2025. Adjusted Segment operating margin increased 200 basis points to a record 25.2% in 2025, a 110 basis points above the prior record for the Segment set in 2019. These results reflect continued strong performance driven by consistent commercial and operational execution, commercial OEM customers increasing production rates, continued strong demand from the commercial aftermarket, and growing activity from our defense customers.

•

At Process Flow Technologies, 2025 sales increased 5% compared to 2024, with core sales growth of 2%, a 3% contribution from the CryoWorks and Technifab acquisitions, and a contribution from favorable foreign exchange. Segment operating margin increased 90 basis points to 21% in 2025, and Adjusted Segment operating margin reached a record 21.5%, up 60 basis points compared to 2024. Adjusted Segment margins have increased nearly 1,000 basis points over the last 10 years, up from 11.6% in 2015, reflecting a fundamental transformation of the Segment’s operational and commercial positioning, and significant improvement in the portfolio of products and services as we have executed on our long-term strategic roadmap.

See “Non-GAAP Reconciliation” beginning on page 84 for more detail regarding Special Items impacting adjusted Segment operating margins, as well as a reconciliation of the non-GAAP measures used herein.

Beyond driving operational and financial results, Mr. Mitchell (Crane’s Chairman, President and Chief Executive Officer), along with the Board of Directors, executed on a series of major strategic actions over the last three years which served to evolve and simplify the portfolio and focus the Company’s resources on its two strategic growth platforms – Aerospace & Advanced Technologies and Process Flow Technologies. Today, following those actions, Crane Company is a more streamlined and focused enterprise. Together, the strong performance and strategic actions have created significant value for the Company’s equity investors, with an increase of approximately $9 billion in equity value (market capitalization) comparing pre-separation Crane Holdings, Co.’s (“Crane Holdings”) equity value on December 31, 2022, to the combined equity value of both post-separation companies (Crane Company and Crane NXT, Co.) on December 31, 2025, an increase of 157%.

[1]

On January 26, 2026, the Company renamed its global “Aerospace & Electronics” Segment to “Aerospace & Advanced Technologies.” The Company will retain the “Aerospace & Electronics” name for one of the business units operating within the Aerospace & Advanced Technologies Segment.

Proxy Summary

Crane Company Market Capitalization

We also believe that a number of portfolio actions in 2025 have positioned Crane for further value creation in the years ahead. Notably, in January 2025, Crane completed the divestiture of its Engineered Materials Segment, enhancing focus on its two strategic growth platforms. Crane also announced the acquisition of the Panametrics, Druck and Reuter-Stokes businesses from Baker Hughes for $1.06 billion (net of a $90 million net present value of certain tax benefits), the largest by purchase price in Crane’s history, and adding significant capabilities to both the Process Flow Technologies and Aerospace & Advanced Technologies Segments. In December 2025, Crane signed an agreement to acquire optek-Danulat, a German manufacturer of optical sensing inline process control solutions that enhances the capabilities of the Panametrics business. Both acquisitions closed in January 2026, following four other post-separation acquisitions in 2023 and 2024.

Corporate Governance Highlights

Recent Governance Enhancements

As stated in our Corporate Governance Guidelines, the Board of Directors (the “Board”) is responsible for helping to create a culture of high ethical standards and is committed to continually improving its corporate governance process, practices, and procedures. Accordingly, the Board has adopted the following best practices in corporate governance:

Board renewal and composition: The Board, specifically through the Nominating and Governance Committee, continually evaluates the skills, expertise, integrity, diversity, and other qualities believed to enhance the Board’s ability to manage and direct the affairs and business of the Company. See additional information beginning on page 12 about our Board nominees.

Lead Independent Director role: The Board had previously determined that it would be in the best interests of Crane and its stockholders to combine the Chairman and CEO roles and to appoint a Lead Independent Director. In making this determination, the Board considered the Company’s then recent separation from Crane Holdings and the benefit of Board leadership under Mr. Mitchell, who has served as the Company’s Chief Executive Officer since 2014 (inclusive of his time as Chief Executive Officer of Crane Holdings), accumulated extensive day-to-day knowledge of the Company’s

Proxy Summary

operations and long term needs, and driven its successful portfolio reshaping, strategic plan, and growth initiatives during his tenure.

Ongoing Board Governance Practices

•

Lead Independent Director role to ensure independent oversight under a combined Chairman/CEO structure

•

100% independent Audit, Nominating and Governance, and Management Organization and Compensation committees

•

Regular executive sessions of non-management directors

•

Annual Board and committee performance self-evaluations

•

Over 97% Board and committee attendance in 2025

•

Offer of resignation upon significant change in primary job responsibilities

•

Directors are elected to one-year terms

•

Majority voting and director resignation policy for directors in uncontested elections

•

Stringent conflict of interest policies

•

Directors subject to stock ownership guidelines and anti-hedging and pledging policies

•

Director retirement policy

•

Strict overboarding policy for directors

•

Diverse Board with the appropriate mix of skills, experience, and perspectives

•

Comprehensive director nomination and Board refreshment process

•

Oversight of cybersecurity, sustainability, and human capital matters impacting our business

CEO Succession Planning Process

The Board believes that succession planning is one of its most important responsibilities. As such, CEO succession planning has been an ongoing process, with the goal of providing sufficient lead time before an expected transition.

Following the successful execution of a deliberate, multi-year CEO succession planning process, the Board announced on January 26, 2026, that Alejandro (Alex) Alcala will become the CEO of the Company effective as of the Annual Meeting and is expected at that time to join the Board. Mr. Mitchell will transition to the role of Executive Chairman. To ensure that the Board maintains its independence, the Lead Independent Director role will remain in our Board governance structure following the appointment of our new CEO and the elevation of our existing CEO to Executive Chairman.

•

In reaching their decision, the Management Organization and Compensation Committee and the Board relied upon its pre-established succession planning process that considers the necessary experience, leadership capabilities, skills and attributes critical to the role and leadership of the Company.

•

The Board’s process spanned over multiple years, including ongoing targeted executive development actions, the retention of a third-party search firm, and evaluation of several potential internal and external candidates.

•

The Board’s process effectuates a transition that is designed to build on the strength of the Company and the culture of innovation, commercial excellence, and strategic growth and value creation that Mr. Mitchell and the leadership team have created over the past 12 years, including the recent, successful completion of the Panametrics, Druck, Reuter-Stokes, and optek-Danulat acquisitions, and positions the Company for the future through strategic investments focused on long-term growth and greater efficiency.

Proxy Summary

2025 Compensation Highlights

Compensation Best Practices

The Management Organization and Compensation Committee is firmly committed to implementing an executive compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. Key elements of our pay practices are as follows:

 WHAT WE DO

•

Pay for performance, aligning executive pay with Company results and stockholder returns

•

Require significant stock ownership by executives, including an above-market 6x base salary requirement for the CEO and 5x base salary requirement for the CFO

•

Majority of executive variable pay is delivered in long-term equity-based awards

•

Appropriate mix of fixed and variable pay to balance employee retention with Company goals, both annual and long-term

•

Incentive compensation subject to “no-fault” clawback

•

Management Organization and Compensation Committee advised by independent compensation consultant

 WHAT WE DON’T DO

•

No excise tax gross-ups upon change in control

•

No multi-year guaranteed incentive awards

•

No fixed-duration employment contracts for executive officers

•

No hedging or pledging of Company stock permitted

•

No excessive perquisites for executives

•

No supplemental executive retirement plan (SERP) benefits, and no further pension benefit accruals for executives

•

No repricing of options

•

No discounted stock options

Pay for Performance Alignment

Strong Correlation Between Pay and Performance. A substantial majority of the compensation for our Named Executive Officers is performance-based and thus varies with the Company’s actual performance. In 2025, 86% of our CEO’s target pay was performance-based.

2026 Incoming CEO Compensation Decision Highlights

As previously disclosed by the Company on a Form 8-K filed on January 29, 2026, in connection with his appointment to the role of Chief Executive Officer effective April 27, 2026, the Board’s Management Organization and Compensation Committee determined that Mr. Alcala’s annual long-term equity award for 2026 would be valued at $4.15 million as of the grant date of February 9, 2026.

•

The award is part of Mr. Alcala’s total direct compensation for 2026, reflects his services as CEO beginning in April, and is consistent with the structure and terms of awards granted to the CEO for 2026.

•

In alignment with the long-term interests of our stockholders, 55% of the long-term equity award’s value was granted in the form of performance-based restricted share units (PRSUs), 25% in the form of stock options and 20% in the form of time-based restricted share units (RSUs).

•	The award does not contain any special one-time components.

•	The base salary and target annual cash incentive award that Mr. Alcala will receive in 2026 has been pro-rated to reflect his service as CEO beginning in April.

•

In determining Mr. Alcala’s 2026 compensation, the Management Organization and Compensation Committee considered, among other factors, Mr. Alcala’s role as Chief Operating Officer until the Annual Meeting, his transition to the CEO role after the Annual Meeting, and market pay levels.

PROXY STATEMENT

ITEM 1: ELECTION OF DIRECTORS

PROPOSAL 1 The Board recommends voting FOR each of the Director Nominees

Crane Company Board Composition

Our Corporate Governance Guidelines (also referred to as the “Guidelines”) provide that the Board of Directors (the “Board”) should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”). In addition, the Guidelines provide that any director who has attained the age of 75 as of the record date for the annual meeting of stockholders shall tender his/her resignation for consideration by the Board.

The Board currently consists of nine members, eight of whom are independent. James L. L. Tullis, who has served as Lead Independent Director since the April 2024 annual meeting (and Chairman prior to that), will be above the age of 75 as of the record date for the 2026 Annual Meeting of Stockholders of Crane Company (together with any adjournments or postponements thereof, the “Annual Meeting”). The Director Resignation Policy mandates that when a director reaches that age, they offer their resignation for the Board’s consideration. In accordance with such Company’s policy, Mr. Tullis offered his resignation, effective as of the 2026 Annual Meeting. The Board reviewed and considered Mr. Tullis’ proposed resignation, particularly in light of the Company’s announced CEO succession, its strategy to accelerate growth organically and inorganically, and the benefit the Company and its stockholders realize from his independent leadership and valuable insights and governance expertise as a longer-tenured director. The Board rejected his resignation and requested that Mr. Tullis stand for re-election as a director for an additional one-year term at the Annual Meeting.

Crane believes a board of directors with between nine to twelve directors is appropriate to generate a manageable diversity of thought, perspective, and insight in a cost-efficient manner.

The nine directors whose terms will expire at the time of the Annual Meeting (but will serve until their successors are duly elected and qualified, or until their earlier death, resignation, or removal), are Martin R. Benante, Sanjay Kapoor, Ronald C. Lindsay, Susan D. Lynch, Ellen McClain, Charles G. McClure, Jr., Max H. Mitchell, Jennifer M. Pollino, and James L. L. Tullis.

The Board has nominated each of the nine directors for re-election by the stockholders for a one-year term to expire at the 2027 annual meeting of stockholders (each to serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal). The Board has determined that all directors other than Mr. Mitchell are independent directors.

We expect that the Board will expand to 10 members following the Annual Meeting and will appoint Mr. Alcala as a director upon his assuming the role of CEO.

Director Nominating Procedures

The Board believes that a company’s directors should possess and demonstrate, individually and as a group, an effective and diverse combination of skills and experience to guide the management and direction of the Company’s business and affairs and to align with our long-term strategic vision. The Board has charged the Nominating and Governance Committee with responsibility for evaluating the mix of skills, experience and diversity of background of the Company’s directors and director nominees, as well as leading the evaluation process for the Board and its committees.

Criteria for Board membership take into account skills, expertise, integrity, diversity, and other qualities which are expected to enhance the Board’s ability to manage and oversee Crane Company’s business and affairs. In general, nominees for director should have an understanding of the workings of large business organizations such as Crane Company and possess senior level executive leadership experience. In addition, nominees should have the ability to make independent, analytical judgments, and they should be effective communicators with the ability and willingness to devote the time and effort required to be an effective and contributing member of the Board.

Item 1: Election of Directors

Overboarding Policy

The Guidelines require that a director who serves as a chief executive officer may not serve on more than two public company boards in addition to our Board, and other directors should not sit on more than four public company boards in addition to our Board. The members of the Audit Committee may not serve on more than two other audit committees of public companies. All of the director nominees are in compliance with these requirements.

Board Composition

Our Board takes an active and thoughtful approach to board composition. In conducting its annual review of director skills and Board composition, the Nominating and Governance Committee determined and reported to the Board its judgment that the Board, as a whole, demonstrates a diversity of organizational and professional experience, education, skills, and other personal qualities and attributes that enable the Board to perform its duties in a highly effective manner.

Board Snapshot

Age	Diversity

Board Skills and Experience

Our individual Board members have a wide range of skills and experience from within and outside our industry, giving them diverse perspectives from which to oversee the Company’s strategy of being a manufacturer of highly engineered industrial products in a broad range of markets where we have competitive differentiation and scale, and growing the business globally organically and through acquisitions. Our Board members possess expertise in, among other things, mergers and acquisitions and other business combinations, diversified industrial operations and manufacturing, international business, corporate finance, human capital management, cybersecurity, and organizational leadership.

Item 1: Election of Directors

Summary of Board Skills and Experience

Public company multinational CEO experience	●					●	●

Public company multinational CFO experience		●		●

General finance acumen	●	●	●	●	●	●	●	●	●

Corporate governance/board experience	●	●	●	●	●	●	●	●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●	●

Manufacturing operations	●	●	●	●		●	●	●

Expertise with one or more of Crane Company’s end markets	●	●	●	●		●	●	●

Intellectual capital development (human capital)	●	●	●	●	●	●	●	●	●

Cyber/Information Security skills	●	●	●	●	●		●	●

Independent

Self-Identified Race/Ethnicity

African American					●

Indian/South Asian		●

Non-Hispanic White	●		●	●		●	●	●	●

Self-Identified Gender

Male	●	●	●			●	●		●

Female				●	●			●

*	The Board Composition and Board Skills and Experience sections above reflect the Board’s nine director nominees.

The Nominating and Governance Committee has proposed, and the Board recommends that each of the nine nominees be elected to the Board. If, before the Annual Meeting, any nominee for election as a director dies or resigns, the elected directors may make an interim vacancy appointment to the Board after the Annual Meeting, or the Board may reduce the number of directors to eliminate the vacancy created by such death or resignation.

Item 1: Election of Directors

Board of Directors Nominees

Nominees to be Elected for Terms to Expire in 2027

MARTIN R. BENANTE Age: 73 Director Since: 2023 (2015)*	Crane Company Committees: Audit (Chair); Nominating and Governance

Retired Chairman of the Board and Chief Executive Officer of Curtiss-Wright Corporation, Charlotte, NC (supplier of highly engineered products and services to commercial, industrial, aerospace, defense, and energy markets), having served from 2000 to 2015.

Other Directorships:

•

Crane NXT, Co. (formerly Crane Holdings, Co.) from 2015 to 2023

•

Curtiss-Wright Corporation from 1999 to 2015

Relevant Skills and Experience:

•

Strategic, operational, and managerial expertise gained through a more than 35-year career with a leading industrial manufacturer of highly engineered products in critical service applications, serving aerospace and process flow markets similar to those of the Company.

•

CEO of a publicly traded company with international operations.

•

Substantial expertise in driving growth through domestic and international mergers and acquisitions, and in the global integration of acquired companies.

SANJAY KAPOOR Age: 65 Director Since: 2023	Crane Company Committees: Audit; Management Organization and Compensation

Retired Executive Vice President and CFO of Spirit AeroSystems, Inc., Wichita, KS (manufacturer of aerostructures for commercial airplanes, defense platforms and business/regional jets) having served in that role from 2013 to 2019. Prior to joining Spirit AeroSystems, Inc., Mr. Kapoor spent more than two decades with industry-leading defense and aviation sector companies Raytheon (2004-2013) and United Technologies (1990-2004), holding senior management positions overseeing significant aerospace and defense related programs.

Other Directorships:

•

Saab, Inc. (US subsidiary of SAAB, AB) since 2021

•

Black & Veatch (an engineering, procurement and construction company) from 2018 to 2025

Relevant Skills and Experience:

•

CFO of a publicly traded company with global operations.

•

Financial and operational expertise (including substantial turnaround experience) gained through extensive senior executive positions with publicly traded companies in the aerospace and defense industries.

•

Substantial experience driving inorganic growth in the aerospace and defense markets, and successfully integrating acquired companies.

Item 1: Election of Directors

RONALD C. LINDSAY Age: 67 Director Since: 2023 (2013)*	Crane Company Committees: Audit; Nominating and Governance (Chair)

Retired Chief Operating Officer of Eastman Chemical Company, Kingsport, TN (manufacturer of specialty chemicals, plastics, and fibers). Chief Operating Officer from 2013 to 2016, and Executive Vice President, Specialty Fluids and Intermediates, Fibers, Adhesives and Plasticizers Worldwide Engineering, Construction and Manufacturing Support, from 2011 to 2013. Positions of increasing responsibility with Eastman Chemical Company from 1980, including Senior Vice President from 2006 to 2009 and Executive Vice President from 2009 to 2013.

Other Directorships:

•

Crane NXT, Co. (formerly Crane Holdings, Co.) from 2013 to 2023

Relevant Skills and Experience:

•

Former COO of a publicly traded company with global operations.

•

Corporate strategy, operations, sales, and manufacturing expertise gained by extensive senior executive experience with Eastman Chemical Company, a leading chemical manufacturer served by the Company’s Process Flow Technologies Segment.

SUSAN D. LYNCH Age: 64 Director Since: 2024	Crane Company Committees: Audit

Retired Senior Vice President and Chief Financial Officer for V2X (formerly Vectrus, Inc.) having served from August 2019 to September 2023. Executive Vice President and Chief Financial Officer for Sungard Availability Services from April 2016 to July 2019, and Executive Vice President and Chief Financial Officer of Hitachi Vantara (formerly Hitachi Data Systems) from 2007 to 2015. Various senior leadership positions with Raytheon Technical Services and Honeywell International. Received Northern Virginia CFO of the Year and Annual Corporate Growth Award in 2023.

Other Directorships:

•

Allegro MicroSystems since 2021

•

Onto Innovation Inc. since 2024

Relevant Skills and Experience:

•

More than 35 years of financial and leadership experience in the technology, aerospace and defense, and industrial manufacturing industries.

•

Former CFO of a publicly traded company with global operations and extensive M&A experience.

•

Expertise in information technology, domestic and international mergers and acquisitions and in the integration of acquired companies, capital markets, and enterprise risk management.

Item 1: Election of Directors

ELLEN MCCLAIN Age: 61 Director Since: 2023 (2013)*	Crane Company Committees: Audit; Management Organization and Compensation

Chief Executive Officer and President from December 2023 to November 2025, President since 2022, Chief Operating Officer from 2021 to 2022, and Chief Financial Officer from 2015 to 2021, Year Up United, Boston, MA (a national workforce development training organization, which owns YUPRO Placement, a skills-first staffing firm). Senior management and finance positions with New York Racing Association, Inc., Ozone Park, NY (operator of thoroughbred racetracks), including President from 2012 to 2013. Vice President, Finance of Hearst-Argyle Television, Inc., New York, NY (operator of local television stations) from 2004 to 2009.

Other Directorships:

•

Crane NXT, Co. (formerly Crane Holdings, Co.) since 2013

•

Horseracing Integrity and Safety Authority from 2021 to 2023

Relevant Skills and Experience:

•

Former Chief Executive Officer.

•

Financial, operational and organizational expertise gained as chief executive officer, chief financial officer, chief operating officer, and president of public and private enterprises.

•

Broad experience as a senior executive with responsibility for organizational direction and development, financial expertise, and intellectual capital (human capital).

CHARLES G. MCCLURE, JR. Age: 72 Director Since: 2023 (2017)*	Crane Company Committees: Management Organization and Compensation; Nominating and Governance

Managing Partner of Michigan Capital Advisors, Birmingham, MI (private equity firm investing in Tier 2 and 3 global automotive and transportation suppliers). Prior to co-founding Michigan Capital Advisors in 2014, served from 2004 to 2013 as Chairman of the Board, CEO and President of Meritor, Inc., Troy, MI (leading global supplier of drivetrain, mobility, braking, and aftermarket solutions for commercial vehicle and industrial markets).

Other Directorships:

•

Crane NXT, Co. (formerly Crane Holdings, Co.) from 2017 to 2023

•

3D Systems since 2017; Chairman since 2018

•

Penske Corporation since 2013

•

DTE Energy Company since 2012

Relevant Skills and Experience:

•

More than 35 years of experience in corporate strategy, mergers and acquisitions, manufacturing, sales, operations, and intellectual capital (human capital) expertise in various industries, including transportation.

•

Proven leadership skills and corporate governance expertise with over 20 years of experience as chief executive officer, president, and director of major domestic and international public corporations, as well as a member of the boards of various industry organizations.

Item 1: Election of Directors

MAX H. MITCHELL Age: 62 Director Since: 2023 (2014)*	Crane Company Committees: Executive

Chairman, President and Chief Executive Officer of Crane Company (a global manufacturer of highly engineered products in the Aerospace & Advanced Technologies, and Process Flow Technologies industries) and President and Chief Executive Officer of its former parent company, Crane Holdings, Co. since 2014; President and Chief Operating Officer of Crane Co. (prior to its reorganization into Crane Holdings, Co.) from 2013 to 2014; Executive Vice President and Chief Operating Officer of Crane Co. from 2011 to 2013; Group President, Process Flow Technologies Segment of Crane Co., from 2005 to 2012.

Other Directorships:

•

The Goodyear Tire & Rubber Company since 2023

•

Crane NXT, Co. (formerly Crane Holdings, Co.) from 2014 to 2024

•

Lennox International, Inc. from 2016 to 2022

•

Manufacturers Alliance

Relevant Skills and Experience:

•

Chairman and Chief Executive Officer of a global publicly-traded company.

•

Comprehensive knowledge of the Company’s culture and operations gained from successive leadership positions of increasing responsibility.

•

Demonstrated expertise in developing and driving corporate strategy and optimizing portfolio results, including extensive portfolio reshaping.

•

Extensive knowledge of, and experience with, the global end markets in which the Company trades.

•

Broad international and domestic mergers & acquisitions expertise, including driving growth inorganically, and successful integration of acquired companies.

•

Extensive experience with intellectual capital (human capital) management processes to drive a performance-based culture.

•

Substantial experience managing cyber and information technology personnel and programs.

Item 1: Election of Directors

JENNIFER M. POLLINO Age: 61 Director Since: 2023 (2013)*	Crane Company Committees: Executive; Management Organization and Compensation (Chair); Nominating and Governance

Executive Coach and Consultant, JM Pollino LLC, Charlotte, NC since 2012. Executive Vice President, Human Resources and Communications, Goodrich Corporation, Charlotte, NC (aerospace products manufacturer) from 2005 to 2012. Prior positions at Goodrich included President and General Manager of Goodrich Aerospace’s Aircraft Wheels & Brakes Division and of its Turbomachinery Products Division, and Vice President and General Manager of Goodrich Aerospace, Aircraft Seating Products.

Other Directorships:

•

Hubbell Incorporated since 2020

•

Kaman Corporation from 2015 to 2024; Lead Independent Director from 2021 to 2024

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Crane NXT, Co. (formerly Crane Holdings, Co.) from 2013 to 2023

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Wesco Aircraft Holdings, Inc. from 2014 to 2020

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National Association of Corporate Directors since 2021

Relevant Skills and Experience:

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Broad experience as an aerospace industry senior executive with responsibility for corporate governance, intellectual capital (human capital), and organizational management.

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Finance and operational expertise, gained in over 20 years as senior executive and general manager with a leading aerospace products company, including businesses focused in areas where Crane Company’s products have application.

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Financial expertise gained as controller of savings and loan association and field accounting officer at Resolution Trust Corporation.

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Certified Public Accountant.

Item 1: Election of Directors

JAMES L. L. TULLIS Age: 78 Director Since: 2023 (1998)*	Crane Company Committees: Executive (Chair); Management Organization and Compensation

Chairman, Tullis Health Investors, LLC, Palm Beach Gardens, FL (venture capital investments in the health care industry) since 1988.

Other Directorships:

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Crane NXT, Co. (formerly Crane Holdings, Co.) since 1998

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Alphatec Holdings, Inc. from 2018 to 2024

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Exagen Diagnostics, Inc. from 2015 to 2023

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Lord Abbett & Co. Mutual Funds from 2006 to 2024; Chairman from 2017 to 2023

Relevant Skills and Experience:

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Executive leadership, financial and organizational expertise gained as chief executive officer of venture capital investment group, driving growth through M&A and strategic portfolio development.

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Broad understanding of capital market and M&A transaction funding strategies.

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Significant experience and expertise in management, strategy and governance matters gained as director of several public and private companies, including serving as chairman and on the compensation, nominating and governance, audit and executive committees of public companies.

Age calculations for all directors are as of the record date.

*	The years shown for those directors with service on the pre-separation Crane Holdings, Co. (now known as Crane NXT, Co.) board is reflected for each such director under “Other Directorships.”

VOTE REQUIRED

Our by-laws provide that a nominee for director without opposition is elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for re-election is required by the Director Resignation Policy to tender his or her written resignation to the Chairman of the Board and the Lead Independent Director for consideration by the Nominating and Governance Committee.

Item 1: Election of Directors

Independent Status of Directors

Standards for Director Independence

The listing standards of the NYSE, as well as Crane Company’s Corporate Governance Guidelines, require that a majority of the Board be comprised of independent directors. In order for a director to qualify as independent under these standards, the Board must affirmatively determine that the director has no material relationship with Crane Company. The Board has adopted the standards set forth below (contained in Crane Company’s Standards for Director Independence) in order to assist the Nominating and Governance Committee and the Board itself in making determinations of director independence. Any of the following relationships would preclude a director from qualifying as an independent director:

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The director is or was an employee, other than as an interim CEO, or the director’s immediate family member is or was an executive officer, of Crane Company, unless at least three years have passed since the end of such employment relationship.

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The director is an employee of, or the director’s immediate family member is an executive officer of, an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, Crane Company for property or services, if the amount of such payments exceeded the greater of $1 million or 2% of the other organization’s consolidated gross revenues.

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The director has received, or the director’s immediate family member has received, direct compensation from Crane Company, if the director is a member of the Audit Committee or the amount of such direct compensation received during any twelve-month period within the preceding three years has exceeded $120,000 per year, excluding: (i) director and committee fees; (ii) compensation received as interim CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of Crane Company.

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The director is a current partner of or employed by, or the director’s immediate family member is a current partner of, or an employee who personally works on the financial audit of Crane Company at a firm that is the internal or external auditor of Crane Company, or the director was, or the director’s immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Crane Company audit at that time.

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The director is or was employed, or the director’s immediate family member is or was employed, as an executive officer of another organization, and any of Crane Company’s present executive officers serves or served on that other organization’s compensation committee, unless at least three years have passed since the end of such service or the employment relationship.

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The director is a member of a law firm, or a partner or executive officer of any investment banking firm, that has provided services to Crane Company, if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm’s consolidated gross revenues.

The existence of any relationship of the type referred to above, but at a level lower than the thresholds referred to, does not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent. Specifically, the Nominating and Governance Committee reviews annually (i) the direct and indirect relationships between directors and the Company, (ii) a report of transactions with director affiliated entities, (iii) director responses to annual questionnaires, and (iv) Code of Business Conduct and Ethics compliance certifications. In addition, the Nominating and Governance Committee reviews and must approve all charitable contributions in excess of $10,000 made by the Company or through one of the following three independent charitable funds: Crane Fund, Crane Fund for Widows and Children, or Crane Foundation, to any organization for which a director or his or her spouse or other immediate family member serves as a trustee, director, or officer or in any similar capacity. There were no such contributions in 2025.

Crane Company’s Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Business Conduct and Ethics, which apply to Crane Company’s directors and to all officers and other employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at https://investors.craneco.com/Investors/corporate-governance. See “Code of Business Conduct and Ethics” on page 27.

Item 1: Election of Directors

Independence of Directors

The Nominating and Governance Committee has reviewed whether any of the directors other than Mr. Mitchell, who is the current Chairman, President and Chief Executive Officer, has any relationship that, in the opinion of the Committee, (i) is material (either directly or as a partner, stockholder, director, or officer of an organization that has a relationship with Crane Company) and, as such, would be reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or, (ii) would otherwise cause such person not to qualify as an “independent” director under the rules of the NYSE and, in the case of members of the Audit Committee and the Management Organization and Compensation Committee, the additional requirements under Sections 10A and 10C, respectively, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the associated rules. The Nominating and Governance Committee determined that, other than Mr. Mitchell, all of Crane Company’s directors are independent in accordance with the foregoing standards, and the Board has reviewed and accepted the determinations of the Nominating and Governance Committee.

In evaluating the independence of all directors, the Board considered transactions in which the Company and any director had an interest, including purchases and sales with other companies on which a director served on that company’s board. The Board determined in each case that such purchases and sales were de minimis, comprising less than 0.01% of the Company’s revenues. The Board evaluated these transactions and determined that they arose in the ordinary course of business and on the same terms and conditions generally available to the Company’s customers and suppliers. Furthermore, in reaching their determinations regarding the independence of the directors (other than Mr. Mitchell), the Nominating and Governance Committee and the Board applied the Standards for Director Independence described above and determined that there were no transactions that were likely to affect the independence of any director’s judgment.

Board Refreshment

Under the Corporate Governance Guidelines, a director who has attained the age of 75 as of the record date for an annual meeting of stockholders is required to tender his or her resignation for the Board’s consideration. The Corporate Governance Guidelines also require a director to tender his or her resignation for the Board’s consideration if there is a significant change in his or her primary job responsibilities that could impact the skills or perspectives they bring to the Board. The Nominating and Governance Committee then makes a recommendation to the Board, based on a review of all relevant circumstances, whether the Board should accept the resignation or ask the director to continue serving on the Board.

The Board currently consists of nine members, eight of whom are independent. As noted earlier on page 9, the Board rejected Mr. Tullis’ offer of resignation, and expects to expand to 10 members following the Annual Meeting to accommodate the appointment of Mr. Alcala as a director upon his assuming the role of CEO.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director to sustain and enhance the composition of the Board with an appropriate balance of knowledge, experience, skills, expertise, and diversity, to enable Crane Company to formulate and implement its strategic plan. In this process, the Committee will consider potential candidates proposed by other members of the Board, by management, or by stockholders, and the Committee has the sole authority to retain a search firm to assist in this process, at Crane Company’s expense.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered to serve on the Board, and the Committee believes that the person has the potential to be a good candidate, the Committee would seek to gather additional information from or about the person, review the person’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the person. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s background, skills and accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a stockholder.

Item 1: Election of Directors

Board Effectiveness

Our Board, in a process led by our Nominating and Governance Committee, evaluates the size and composition of our Board at least annually, giving consideration to evolving skills, diversity, perspective, and experience needed on our Board to perform its governance and oversight role as the business grows and evolves and the underlying risks change over time. Below are steps our Board has taken to proactively improve our Board effectiveness.

PRACTICES TO MAINTAIN BOARD EFFECTIVENESS

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Identify director candidates with diverse backgrounds and experiences

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Annual Board and committee performance self-evaluations

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Alignment of director strengths with the Company’s strategic goals and objectives

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Director retirement policy

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Strict overboarding policy for directors

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Adjust the size of the Board as appropriate to meet the governance needs of the Company

OUTCOMES

 Expandedqualifications and diversity of thought

 Twonew directors added since our separation transaction

 Furtherskills added to the board include:

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Significant international mergers & acquisitions experience in the Company’s core markets

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Public company CEO experience

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Public company CFO experience

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Experience in the aerospace/defense sector

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Cyber/Information Security skills and experience

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Intellectual capital (human capital) development

Nominations by Stockholders

In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. Our by-laws require that a stockholder proposing to nominate a director for election at an annual (or special) meeting of stockholders must provide certain information about the nominating stockholder and the director nominee, including the following information, and must update such information as of the record date for determining the stockholders entitled to receive notice of the meeting:

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the number of shares of Company stock, including details regarding any derivative securities, held by the nominating stockholder and the director nominee and any of their respective affiliates or associates;

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a representation and agreement that the director nominee is not and will not become a party to any agreement and has not given any commitment or assurance as to how he or she would vote if elected as a director that has not been disclosed to the Company in such representation and agreement;

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a representation and agreement that the director nominee is not and will not become a party to any agreement with respect to direct or indirect compensation as a director from any person other than the Company that has not been disclosed to the Company in such representation and agreement;

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a representation and agreement that the director nominee will, if elected as a director, comply with all publicly disclosed Board policies, including those relating to confidentiality, applicable to non-employee directors;

•	a completed questionnaire similar to the one required of existing directors, a copy of which the Corporate Secretary will provide upon request;

Item 1: Election of Directors

•	a description of any material interest the nominating stockholder or its affiliates or associates has in any such nomination; and

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any other information about the director nominee that would, under the proxy rules of the Securities and Exchange Commission (the “SEC”), be required to be included in our proxy statement if the person were a nominee.

Such notice must also be accompanied by a written consent of the director nominee to being named as a nominee in any proxy statement relating to the meeting and to serve as a director, if elected. A complete description of the requirements relating to a stockholder nomination is set forth in our by-laws.

Any stockholder recommendation for next year’s annual meeting, together with the information described above, must be delivered to, or be mailed and received by, the Corporate Secretary not less than 90 days, and not more than 120 days prior to April 27, 2027, except that, if the 2027 annual meeting of stockholders is called for a date that is not within 25 days before or after the anniversary date of the Annual Meeting, such notice must be so received not later than 90 days prior to the date of the 2027 annual meeting of stockholders or, if later, the close of business on the tenth day following the date on which notice of the date of the 2027 annual meeting of stockholders was mailed or public disclosure of the date of the 2027 annual meeting of stockholders was made, whichever first occurs.

Majority Voting for Directors and Resignation Policy

Our by-laws provide that nominees for director without opposition are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for re-election is required by the Director Resignation Policy to tender his or her written resignation to the Chairman of the Board and the Lead Independent Director for consideration by the Nominating and Governance Committee. The Committee will consider such tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

Board’s Role and Responsibilities

The Board is responsible for overseeing the business and affairs of the Company and providing guidance for sound decision making, accountability and ethical professional conduct. It reviews the performance of our management and establishes guidelines and performance targets for our executive compensation program. The Board has adopted a comprehensive set of Corporate Governance Guidelines that set forth the Company’s governance philosophy, policies, and practices, and provide a framework for the conduct of the Board’s business.

Strategic Oversight

Our Board takes an active role in overseeing management’s formulation and implementation of its strategic plan. It receives (i) a comprehensive overview of management’s strategic plan for all of the Company’s businesses at least annually, (ii) regular updates from consultants, financial advisors, and other experts on the global capital markets and the industrial manufacturing environment, and (iii) periodic updates from individual businesses on their strategic plans at other regularly scheduled Board meetings throughout the year. The Board provides insight and feedback to senior management, and, if necessary, challenges management on the Company’s strategic direction. The Board also monitors and evaluates, with the assistance of the Chairman/Chief Executive Officer, the Company’s strategic results, and approves all material capital allocation decisions.

Management Succession Planning and Intellectual Capital

We have a comprehensive Intellectual Capital (“IC”) process at Crane Company that encompasses careful and rigorous talent selection, systematic training and personalized development, and an annual assessment of performance and potential. Our Board and the Management Organization and Compensation Committee take an important role in our

Item 1: Election of Directors

human capital management and the IC process. The Management Organization and Compensation Committee has the primary responsibilities for (i) assuring that the Company’s management development and succession planning policies and procedures are sound and effective, (ii) evaluating the performance of the Chief Executive Officer and other members of senior management, and (iii) regularly reporting its findings and recommendations to the Board. A key element of the IC process is the identification of management succession needs and opportunities, whether arising from natural career growth and development, voluntary turnover, retirements, or other causes. Such management succession planning forms part of our annual strategy review process for each of our businesses, and the senior management levels are reviewed with the Board at least annually. The Board’s oversight and involvement in the annual review of senior management level succession needs and opportunities promotes the identification and development of a pipeline of strong performance-focused senior leaders that possess diverse skills and talents.

CEO Succession Planning Process

The Board believes that succession planning is one of its most important responsibilities. Accordingly, the Board has a robust process for assessing and maintaining succession readiness, including overseeing targeted executive development activities, and routinely engaging with a third-party firm to assist in the evaluation of internal and external CEO candidates.

Following the successful execution of a deliberate, multi-year CEO succession planning process, the Board announced on January 26, 2026 that Mr. Alcala will become the CEO of the Company effective as of the Annual Meeting and is expected at that time to join the Board. Mr. Mitchell will transition to the role of Executive Chairman.

Risk Oversight

The Board recognizes its duty to assure itself that the Company has effective procedures for assessing and managing risks to the Company’s operations, financial position, and reputation, including compliance with applicable laws and regulations. The Board has charged the Audit Committee with responsibility for monitoring the Company’s processes and procedures for risk assessment, risk management, and compliance, which includes receiving regular reports on material litigation, environmental remediation activities, and on any violations of law or Company policies and resultant corrective action. The Audit Committee receives regular (at least quarterly) reports regarding these matters from management. The Company’s Chief Audit Executive has regular independent communications with the Audit Committee. The Chair of the Audit Committee reports any significant matters to the Board as part of his briefing on the Committee’s meetings and activities.

The Board receives an annual presentation by management on the Company’s risk management practices. The Board also receives reports from management at each meeting regarding operating results, pending and proposed acquisition and divestiture transactions (each of which must be approved by the Board before completion), capital expenditures (material capital expenditures above $5 million require Board approval), and other matters.

In addition, the Management Organization and Compensation Committee of the Board has established a process for assessing the potential that the Company’s compensation plans and practices may encourage executives to take risks that are reasonably likely to have a material adverse effect on the Company. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis section under the heading “Compensation Risk Assessment” on page 54.

Item 1: Election of Directors

Coordination Among Board Committees Regarding Risk Oversight

AUDIT COMMITTEE	MANAGEMENT ORGANIZATION AND COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

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Financial reporting risk

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Legal and compliance risk

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Selection, performance assessment and compensation of the independent auditor

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Cyber/Information Security risk

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Fraud risk

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Environmental risk

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Performance assessment and compensation of the CEO and other executive officers

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Management succession planning and intellectual capital (human capital) development

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Risk review of incentive compensation arrangements

• Governance risk • Independence of directors • Board succession planning • Board and committee performance evaluations

Cyber and Information Security Risk Oversight

Governance and Approach

Our cybersecurity program is led by Crane Company’s Chief Information Security Officer (“CISO”), who regularly reports to our executive team about our program, including a review of cyber threat trends, our information security organization and staffing, and the status of ongoing efforts and investments to strengthen our cybersecurity defenses.

We utilize a risk based, multi-layered information security framework following the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the Center for Internet Security (CIS) critical security controls. We have adopted and implemented a systematic approach, measuring ourselves against this multi-layered framework to identify and mitigate security risks that we believe are commercially reasonable for manufacturing companies of our size and scope and commensurate with the risks we face. The senior executive team, including the CISO, provide a minimum of two formal program updates each year to the Audit Committee.

Our Team and Capabilities

Our cybersecurity program is staffed by a team of skilled cybersecurity professionals, with many having Certified Information Systems Security Professional (CISSP) credentials, and one or more Global Information Assurance Certification (GIAC)/The Sans Institute (SANS) cybersecurity certificates. Our response team members are in various global locations to ensure 24/7 monitoring and response capabilities and are backed by a 24/7 Managed Security Services Provider (MSSP) who monitors cybersecurity alerts.

Education and Awareness

We maintain annual training for all employees on cybersecurity standards, as well provide monthly trainings on how to recognize and properly respond to phishing, social engineering schemes and other cyber threats. The Company provides our employees with an intuitive mechanism to easily report suspicious emails which are analyzed by our security systems and dedicated incident response team. Monthly “test” phishing emails are sent to our associates. Any failures trigger a retraining exercise if not properly reported and a monthly training vignette on cybersecurity awareness. We regularly engage independent third parties to test our information security processes and systems as part of our overall enterprise risk management program.

Item 1: Election of Directors

Our Program Results

Crane Company was separated from its parent company, Crane Holdings, on April 3, 2023, and since the separation and during the five years prior to separation, no attempted cyber-attack or other attempted intrusion on our information technology networks has resulted in a material adverse impact on our operations or financial results, in any penalties or settlements, or in the loss or exfiltration of material or sensitive Company data. Crane recognizes the inherent cyber risks associated with relying on third-party vendors such as cloud service providers, software vendors, data processors, and IT service providers with access to Company information, systems, or processes. Crane is committed to managing these risks responsibly and transparently and has an active process in place to assess and reduce that risk, including performing due diligence on third-party vendors before onboarding and evaluation and assessing their cybersecurity policies. In the event an attack or other intrusion were to be successful, we have a response team of internal and external resources engaged and prepared to respond. Although our third-party service providers have encountered cybersecurity incidents, these incidents have not had a material impact on Crane Company, including our business strategy, results of operations or financial condition. The Company maintains cyber risk and related insurance policies as a measure of added protection.

Environmental, Social and Governance (“ESG”) Oversight

ESG, or as we call it at Crane, Philanthropy, Sustainability, and Equality (“PSE”), has been among the cornerstone principles of the Company since its founding over 170 years ago. Long before “ESG” became a notable movement, the Company already embraced philanthropy for its people and the communities where it operated, sustainable practices designed to promote efficiency and reduce waste, and equality among its employees. The Board takes an active role in overseeing our PSE strategies and initiatives by reviewing matters relevant to the Company’s business, including environmental, sustainability, corporate governance and diversity, equality, and inclusion. At least annually, the Board receives a comprehensive review of management’s plan for the Company with respect to philanthropy, sustainability, and equality initiatives and reviews the Company’s prior year initiatives and performance on these important issues. (See “Corporate Governance and Sustainability” beginning on page 28). Our Board also receives periodic reports from management regarding the Company’s efforts, initiatives, and performance with respect to these metrics. Beyond overseeing performance, the Board also reviews the Company’s policies regarding PSE.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any Chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any individual director or group or committee of directors by either name or title. All such correspondence should be sent to Crane Company c/o Corporate Secretary, 100 First Stamford Place, 4th Floor, Stamford, CT 06902. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corpsec@craneco.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether they contain a message to our directors. Any contents will be forwarded promptly to the addressee unless they are in the nature of advertising or promotion of a product or service or are patently offensive or irrelevant. To the extent that the communication involves a request for information, such as an inquiry about the Company or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Item 1: Election of Directors

Board Structure

Board Leadership Structure

The Board, at a regular Board Meeting in January 2024, unanimously approved combining the Chairman and CEO roles, and given Mr. Mitchell’s extensive knowledge and successful tenure, the Board appointed Mr. Mitchell to his current role as Chairman and CEO, effective as of the 2024 annual meeting of stockholders. Furthermore, to provide for the continued independent oversight of management and the Chairman/CEO, also effective as of the 2024 annual meeting of stockholders, the Board established the position of a Lead Independent Director, which is to be appointed by the Board annually.

Leadership Decisions in 2026

Mr. Mitchell, our President and Chief Executive Officer, has served as Chairman of the Board and CEO since January 2024, and CEO of the pre-separation entity since 2014. As of the Annual Meeting, Mr. Alcala, our current Executive Vice President and Chief Operating Officer, who has more than two decades of global industrial experience and has held executive leadership roles in the Company and Crane Holdings since 2013, will succeed Mr. Mitchell as our CEO and Mr. Mitchell will serve for a transitional period as Executive Chairman of the Board.

The independent directors believe that Mr. Mitchell’s continued leadership of the Board will be a valuable resource to the Board and Mr. Alcala, and will help facilitate a smooth transition of the CEO role. In addition, having the former CEO serve as the Executive Chairman and having the incoming CEO serve as a director will create a strong bridge between the Board and management during the transition. The Board also will continue to benefit from the independent leadership provided by a strong Lead Independent Director. Mr. Tullis has served as the Board’s Lead Independent Director since our 2024 annual meeting of stockholders.

Stockholder Engagement

Crane Company regularly meets with current and potential stockholders, both to provide transparency about its operations and results, and to better understand the investment community’s perception of the Company’s performance and corporate strategy. Crane Company periodically hosts an investor day event to provide a thorough review of the Company’s results, and to review the Company’s portfolio and capital allocation strategies, as well as its long-term strategic growth opportunities. In 2025, our investor day event was held on March 6 at one of the Company’s aerospace business units to provide our investors with a more hands-on experience with operational management and an in-depth look at one of our product lines.

During 2025, the Company also participated in meetings, phone calls and video conference calls with approximately 210 different investors at conferences, during investor roadshows, and in response to direct investor inquiries.

Our Vice President of Investor Relations, Senior Vice President of Investor Relations, Treasury and Tax, Chief Operating Officer, and our Chief Financial Officer provide feedback from the investor and analyst meetings formally to the Board on at least a quarterly basis. Additional viewpoints and commentary from investors and analysts are incorporated into our comprehensive strategic review which is presented to the Board at least annually, and on an ad hoc basis as appropriate.

Committees of the Board

The Board has established an Audit Committee, a Management Organization and Compensation Committee, and a Nominating and Governance Committee. The Board also established an Executive Committee, which meets when a quorum of the full Board cannot be readily convened. The memberships of these committees are as follows:

Audit Committee

The Audit Committee is the Board’s principal agent in fulfilling legal and fiduciary obligations with respect to matters involving the Company’s accounting, auditing, financial reporting, internal control, legal compliance functions, risk management and conflicts of interest. The Audit Committee has the authority and responsibility for the appointment, retention, compensation, and oversight of our independent auditors.

Item 1: Election of Directors

The Audit Committee is comprised of the following members: Mr. Benante (Chair), Mr. Kapoor, Mr. Lindsay, Ms. Lynch, and Ms. McClain. All members of the Audit Committee meet the independence and expertise requirements of the NYSE, and all qualify as “independent” under the provisions of SEC Rule 10A. In addition, the Board has determined that each member of the Committee is an “audit committee financial expert” as defined in SEC regulations. The Audit Committee met four times in 2025. The Audit Committee’s report appears beginning on page 34.

Management Organization and Compensation Committee

The duties of the Management Organization and Compensation Committee include: coordinating the annual evaluation of the Chief Executive Officer; recommending to the Board all actions regarding compensation for the Chief Executive Officer; approving the compensation of other executive officers and reviewing the compensation of other officers and business unit presidents; reviewing director compensation; administering the annual incentive compensation plan and stock incentive plan; reviewing and approving any significant changes in, or additions to, compensation policies and practices, including benefit plans; and reviewing management development and succession planning policies.

The Management Organization and Compensation Committee is comprised of the following members: Ms. Pollino (Chair), Mr. Kapoor, Ms. McClain, Mr. McClure, Jr., and Mr. Tullis. All members of the Management Organization and Compensation Committee meet the independence requirements of the NYSE, and qualify as “independent” under the provisions of SEC Rule 10C. The Management Organization and Compensation Committee met four times in 2025. The Management Organization and Compensation Committee’s report appears on page 58.

Nominating and Governance Committee

The duties of the Nominating and Governance Committee include developing criteria for the selection of and identifying potential candidates for service as directors, overseeing policies regarding tenure of service and retirement for members of the Board, and responsibility for and oversight of corporate governance matters, including director independence and Board and Committee evaluations.

The Nominating and Governance Committee is comprised of the following members: Mr. Lindsay (Chair), Mr. Benante, Mr. McClure, Jr., and Ms. Pollino. All members of the Nominating and Governance Committee meet the independence requirements of the NYSE. The Nominating and Governance Committee met four times in 2025, including one special meeting.

Executive Committee

The Board has also established an Executive Committee, which meets when a quorum of the full Board cannot be readily convened. The Executive Committee may exercise any of the powers of the Board, except for, among other things, approving an amendment of the certificate of incorporation or by-laws; adopting an agreement of merger or sale of all or substantially all of Crane Company’s assets or dissolution of Crane Company; filling vacancies on the Board or any committee thereof; or electing or removing officers.

The Executive Committee is comprised of the following members: Ms. Tullis (Chair), Mr. Mitchell, and Ms. Pollino. The Executive Committee did not hold any meetings during 2025.

Executive Sessions of Non-Management Directors

All of the meetings of the Board during 2025 included executive sessions without management present. All such meetings were presided over by James L. L. Tullis, Lead Independent Director. The Company’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management on a regularly scheduled basis, but not less than twice a year. The Lead Independent Director presides at executive sessions, unless he or she is unavailable, in which case the presiding person at executive sessions rotates on an annual basis among the Chairs of the Nominating and Governance Committee, the Audit Committee, and the Management Organization and Compensation Committee. If the designated person is not available to chair an executive session, then the non-management directors select a non-management director to preside.

Item 1: Election of Directors

Board Meetings and Attendance

The Board of Directors met seven times during 2025, including one special meeting. Eight of our nine directors attended 100% of the Board and committee meetings held in the period during which he or she was a director and committee member, with only one director unavailable to attend one meeting due to a travel conflict. In addition, it is the Company’s policy that each of our directors attend our annual meetings either in person, virtually or telephonically. All members of the Board were present at the 2025 annual stockholder meeting.

Board Governance Policies and Practices

Board and Committee Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of the Board. It is essential to monitor the Board, committee, and individual directors’ performance and consider and act upon the feedback provided by each Board member. The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Lead Independent Director, is charged with facilitating an annual self-assessment of the Board’s performance, as well as an annual self-assessment undertaken by each committee of the Board. The multistep evaluation process begins with a questionnaire and may include discussions with the Chairman of the Board and the Lead Independent Director and Board members, and discussions between Committee Chairs and the members of their respective committee. The results are provided to the full Board, and the Board’s policies and practices are updated as appropriate to reflect director feedback.

Director Education

It is important for directors to stay current and informed on developments in corporate governance best practices in order to effectively discharge their duties. Our directors are provided updates on corporate governance developments at regularly scheduled Board meetings and are encouraged to participate in programs offered by nationally recognized organizations that specialize in director education. The Company reimburses its directors for their reasonable costs and attendance fees to participate in such programs.

Code of Business Conduct and Ethics

Crane Company is committed to conducting its business in compliance with all applicable laws, rules and regulations and in accordance with the highest standards of business ethics. Accordingly, the directors, officers and all Company employees are required to act in accordance with Crane Company’s Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics covers many areas of professional ethical conduct, including the protection and proper use of Company assets, confidentiality, conflicts of interest, compliance with laws and fair dealing with competitors, employees and other Company stakeholders. A copy of the Code of Business Conduct and Ethics is available on our website at https://investors.craneco.com/Investors/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or by NYSE listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Conflicts of Interest; Transactions with Related Persons

Crane Company has established two written Conflict of Interest Policies: CP-103, to which all officers and salaried employees are subject, and CP-103D, to which non-employee directors are subject. Those who are subject to the policies are required to disclose to the General Counsel in writing each outside relationship, activity, and interest that creates a potential conflict of interest, including prior disclosure of transactions with third parties. The General Counsel will determine whether the matter does or does not constitute an impermissible conflict of interest or may in his or her discretion refer the question to the Audit Committee, which is responsible for reviewing significant conflicts of interest involving directors or executive officers and/or the Nominating and Governance Committee, which is responsible for reviewing director nominee independence requirements. The respective Committees will review the facts and make a recommendation to the Board. All directors, executive officers, and other salaried employees are required to certify in writing each year whether they are personally in compliance with CP-103 or CP-103D, as applicable, and whether they

Item 1: Election of Directors

have knowledge of any other person’s failure to comply. In addition, each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions above a stated amount in which the director or officer or any member of his or her family has a direct or indirect material interest. The Board is of the opinion that these procedures in the aggregate are sufficient to allow for the review, approval, or ratification of any “Transactions with Related Persons” that would be required to be disclosed under applicable SEC rules.

Company Policy Regarding Hedging Transactions

The Company’s Policy on Trading in Company Stock prohibits members of the Board of Directors, executive officers, and certain other employees designated as “Employee Insiders” (generally, employees involved in compiling or having access to monthly operating forecasts or other Company-wide financially sensitive or confidential information) from engaging in any hedging transactions. The policy applies to any transaction that allows the individual to continue to own the covered securities, but without the full risks and rewards of ownership, such as zero-cost collars and forward sale contracts. The policy applies to any Company stock owned by the individual, whether acquired through equity compensation awards or otherwise.

Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines which reflect the Board’s commitment to monitor the effectiveness of policy-making and decision-making at both the Board and management levels, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are available on our website at https://investors.craneco.com/Investors/corporate-governance. Copies of the charters of the Board committees are available on our website at https://investors.craneco.com/Investors/corporate-governance.

Corporate Governance and Sustainability

Crane has a long legacy of philanthropy, sustainability, equality, and good corporate governance that is measured in deeds rather than words. The Company’s commitment to supporting its people and the communities where we operate, through volunteer hours performed by our associates and money sponsored through the Crane Charitable Funds, continues to grow every year. In furtherance of our commitment to these important objectives, we have established an executive management committee and created a management position to identify and track our metrics on philanthropy, sustainability, and equality, and to ensure compliance with all relevant sustainability regulations.

Item 1: Election of Directors

Our Philanthropy, Sustainability and Equality Highlights

# Philanthropy

**MORE THAN**

**15,750 volunteer hours**

**OVER**

**$740,000 volunteer wages** provided by Crane associates to help dozens of organizations across 20 countries

**APPROXIMATELY**

**$20.8 million** disbursed by the Crane Fund to over 1,000 former associates and their family members globally

**APPROXIMATELY**

**$5.6 million** disbursed by the Crane Fund for Widows and Children and the Crane Foundation to over 900 charitable organizations and educational institutions around the world

# Sustainability

**SAFETY RATE**

**30% lower than the industry average in 2025**

**WASTE GENERATION**

**15%**

**targeted intensity reduction by 2030**

**ELECTRICITY CONSUMPTION**

**20%**

**targeted intensity reduction by 2030**

**EMISSIONS**

**20%**

**targeted intensity reduction by 2030**

**WATER CONSUMPTION**

**10%**

**targeted intensity reduction by 2030**

# Equality

24%
24%
29%
24%
44%
27%
EXECUTIVES
MANAGERS
INDIVIDUAL CONTRIBUTORS
Ethnically Diverse (U.S. Only)
Women (Global)

The Company publishes a separate report detailing its efforts and performance with respect to philanthropy, sustainability, and equality, which can be found at https://www.craneco.com/about/philanthropy-sustainability-equality/.

Compensation of Directors

Director Compensation Program

Our director compensation program is reviewed annually by the Management Organization and Compensation Committee’s independent consultant and all changes are intended to align the program generally with the peer group median. The members of the Board, other than Mr. Mitchell (who does not receive compensation for his service as a director for Crane Company), receive the following compensation:

•

An annual retainer of $240,000 ($255,000 beginning with the 2026 Annual Meeting), payable $90,000 ($95,000 beginning with the 2026 Annual Meeting,) in cash and $150,000 ($160,000 beginning with the 2026 Annual Meeting) in the form of an equity award of equivalent value. For 2025 and prior years, these equity awards were structured as Deferred Stock Units (“DSUs”); the terms of such DSUs are described below. In addition, for compensation earned in 2025, as well as prior years, directors could elect to receive all of a portion of the cash retainer in additional DSUs or in fully vested shares of Crane Company stock. Beginning with the 2026 Annual Meeting, directors will receive the equity portion of their retainer in Restricted Share Units (“RSUs”); the terms of such RSUs are described below. A director may also elect to receive all or a portion of the cash retainer in additional RSUs (which will be settled at the same time as the RSUs described below, depending on the director’s election) or in fully vested shares of Crane Company stock;

•	An annual retainer of $25,000 for the Chair of the Audit Committee, payable in cash;

•	An annual retainer of $17,500 for each of the Chair of the Management Organization and Compensation Committee and the Chair of the Nominating and Governance Committee, payable in cash; and

Item 1: Election of Directors

•

An annual retainer of $10,000 for each member of the Audit Committee other than the Chair; $7,500 per year for each member of the Management Organization and Compensation Committee or the Nominating and Governance Committee other than the Chair; and $2,000 per year for each member of the Executive Committee other than the Chief Executive Officer, in each case, payable in cash.

No meeting fees will be paid unless the total number of meetings exceeds three more than the regularly scheduled meetings of the Board and the relevant committees. The compensation of Mr. Mitchell, who is the President and Chief Executive Officer of the Company, in addition to being the Chairman of the Board, is shown in the 2025 Summary Compensation Table on page 60.

Mr. Tullis, the Lead Independent Director, received the same annual retainer as a non-employee director plus an incremental retainer of $135,000 per year, reduced pro-rata to $50,000 annually beginning with the 2025 Annual Meeting, payable in cash (or all or a portion of the incremental retainer in additional equity awards or fully vested shares of Crane Company stock, at his election). The Company also has a time-sharing agreement with Mr. Tullis under which he is permitted personal use of the corporate aircraft, for which he reimbursed Crane Company the aggregate incremental cost. See “Other Arrangements with our Named Executive Officers — Use of Company Aircraft” beginning on page 57.

The Management Organization and Compensation Committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. In December 2025, the Management Organization and Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2026 and considered the results of an independent analysis completed by Frederic W. Cook & Co., Inc. (“FW Cook”). As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same compensation peer group used by the Management Organization and Compensation Committee in connection with its review of executive compensation. Pursuant to this compensation review process, and after considering FW Cook’s advice on industry best practice regarding the timing of equity grants, the Committee determined that only modest changes to the Directors’ Board retainers were warranted, all as reflected above. No changes were made to the Committee fees.

DSUs have historically been issued each year, generally as of the date of the annual meeting and pro-rated, if necessary; are forfeitable if the director ceases to remain a director until Crane Company’s next annual meeting, except in the case of death, disability, or change in control; and entitle the director to receive an equivalent number of shares of Crane Company stock, plus accumulated dividends, upon the director’s ceasing to be a member of the Board. On April 28, 2025, each non-employee Company director received DSUs pursuant to the Crane Company 2023 Stock Incentive Plan (the “Stock Incentive Plan”) as follows: Messrs. Benante, Lindsay and Tullis, and Mses. Pollino and Lynch, each received 1,009 DSUs, Mr. Kapoor received 1,164 DSUs, Ms. McClain received 1,130 DSUs, and Mr. McClure, Jr., received 1,132 DSUs.

Beginning with the Annual Meeting, directors will receive RSUs rather than DSUs, generally as of the date of the annual meeting of stockholders and pro-rated, if necessary. The RSUs vest on the earlier of the first anniversary of grant or Crane Company’s next annual meeting of stockholders, subject to the director’s continued service, with accelerated vesting on the director’s earlier death, disability or a change in control. The stock underlying each vested RSU, plus accumulated dividends, will be delivered shortly after the RSU vests, unless the director elects to defer delivery of those shares to a date at or beyond the director’s separation from service on the Company’s Board.

Stock Ownership Guidelines for Directors

The Board has adopted stock ownership guidelines that require each director to hold shares of Crane Company stock having a fair market value not less than five times the cash portion of the annual retainer for directors. A director must have attained this ownership level by the fifth anniversary of his or her first election as a director. No directors have attained their fifth anniversary of service, however, as of the record date, all Directors have attained the required ownership levels except Ms. Lynch, who joined the Board in August 2024.

Item 1: Election of Directors

Director Compensation in 2025

The following table shows the actual compensation earned in 2025 of all directors, except for Mr. Mitchell, Chairman, President and Chief Executive Officer, who does not receive compensation as a director and whose compensation is shown in the 2025 Summary Compensation Table on page 60.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

M. R. Benante	122,500	166,143	288,643

S. Kapoor	17,500	245,600	263,100

R. C. Lindsay	117,500	173,130	290,630

S. D. Lynch	100,000	151,350	251,350

E. McClain	89,500	188,094	277,594

C. G. McClure, Jr.	60,000	210,501	270,501

J. M. Pollino	117,000	169,314	286,314

J. L. L. Tullis	199,084	177,779	376,863

(1)	Amounts in this column include the cash value of vested shares of Crane Company common stock, received in lieu of cash retainers at the election of the director.

(2)

Amounts shown in this column reflect the grant date fair value for awards of DSUs made during the indicated year. The grant date fair value of each DSU granted on April 28, 2025, was $148.67. The assumptions on which this valuation is based are set forth in Note 8 to the audited financial statements included in Crane Company’s annual report on Form 10-K filed with the SEC on February 26, 2026. Awards of DSUs during 2025, all made pursuant to the Crane Company 2023 Stock Incentive Plan, were as follows:

•	1,009 DSUs to each of Messrs. Benante, Lindsay, Tullis, and Mses. Pollino and Lynch; 1,130 DSUs to Ms. McClain; 1,164 DSUs to Mr. Kapoor, and 1,132 DSUs to Mr. McClure, Jr.

•

An aggregate of 91 additional DSUs to Mr. Benante; 31 additional DSUs to Mr. Kapoor; 130 additional DSUs to Mr. Lindsay; 7 additional DSUs to Ms. Lynch; 113 additional DSUs to Ms. McClain, 87 additional DSUs to Mr. McClure, Jr.; 109 additional DSUs to Ms. Pollino; and 157 additional DSUs to Mr. Tullis, were awarded in connection with the payment of regular quarterly dividends, paid on March 12, 2025, June 11, 2025, September 10, 2025, and December 10, 2025. These dividend equivalent units are reflected in the Stock Awards column above.

100% Director Stock Ownership

All of the Company’s directors own stock in the Company. For more information regarding each director’s overall beneficial ownership, see “Beneficial Ownership of Common Stock by Directors and Management” on page 82.

ITEM 2: RATIFICATION OF THE SELECTION OF AUDITORS

PROPOSAL 2 The Board recommends voting FOR the Ratification of the Selection of Deloitte & Touche LLP as the Company’s independent auditors for 2026

The Board proposes and recommends that the stockholders vote to ratify the selection of the firm of Deloitte & Touche LLP as independent auditors for Crane Company for 2026. Deloitte & Touche LLP has been Crane Company’s independent auditor since 2023 and the independent auditors of the pre-separation company from 1979 through the completion of the separation transaction on April 3, 2023. Although ratification of this selection is not required by law, the Board believes it is desirable as a matter of corporate governance. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as Crane’s independent auditor. We expect that representatives of Deloitte & Touche LLP will join the Annual Meeting, where they will have an opportunity to respond to appropriate questions and make a statement if they desire to do so.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned or submitted electronically will be voted for approval of the ratification of Deloitte & Touche LLP as independent auditors for Crane Company for 2026.

Annual Evaluation and Selection of Auditors

The Audit Committee is responsible for selecting, in its sole discretion, the firm of independent auditors to audit Crane Company’s financial statements for each fiscal year. The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors, including resolution of any disagreements that arise between management and the auditor regarding financial reporting or other audit, review or attest services for the Company. The independent auditors report directly to the Audit Committee.

The Audit Committee annually reviews and evaluates the performance of the Company’s independent auditors. In evaluating the independent auditors, the Audit Committee considers, among other things, the quality of the independent auditor’s service, the sufficiency of its resources, its independence and objectivity, and the length of time the firm has been engaged as the Company’s independent auditors.

Demonstrating its commitment to strong governance, the Audit Committee conducted a comprehensive request for proposal (RFP) process to benchmark the costs and services of its independent auditor. The process included the development of an extensive RFP document intentionally focused on audit quality control, technology differentiation (software tools used to manage the audit, as well as tools used to identify risk and complete audit steps and methodologies, including data analytics and maturing artificial intelligence capabilities), audit team composition and expertise, and fees for services to be provided, among other things. Three firms were identified and selected to participate in the RFP process, each holding leadership positions across the industry. The process was initiated in September 2023 and concluded in July 2024. After careful consideration, the Audit Committee selected Deloitte & Touche LLP to serve as Crane Company’s independent auditors for 2025. The comprehensive RFP process also provided strong support for the Audit Committee’s decision to continue with Deloitte & Touche LLP for 2026.

Item 2: Ratification of the Selection of Auditors

Principal Accounting Firm Fees

Set forth below is a summary of the fees for the years ended December 31, 2025, and 2024 to the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2025	2024

	(in thousands)

Audit fees(a)	$4,350	$4,943

Audit-related fees(b)	$292	$263

Tax fees(c)	$514	$332

All other fees(d)	$2	$2

Total	$5,158	$5,540

(a)

Audit services in 2025 consisted of: (i) the audit of Crane Company’s annual financial statements; (ii) reviews of the Company’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; and (iv) statutory and regulatory audits.

(b)	Audit-related services consisted of: (i) benefit plan audits; (ii) agreed-upon procedures reports; and (iii) financial accounting and reporting consultations.

(c)

Fees for tax compliance services totaled $342 and $270 in 2025 and 2024, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $172 and $62 in 2025 and 2024, respectively.

(d)	Fees for all other services billed consisted of fees for software licenses.

	2025	2024

Ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees, and tax compliance fees	3%	1%

Percentage of non-audit services approved by the Audit Committee	100%	100%

Pre-Approval Policy and Procedures

SEC rules under the Sarbanes-Oxley Act of 2002 prohibit independent auditors of public companies from providing certain non-audit services and require that other non-audit services be approved by the Audit Committee. The Company’s policy implementing this requirement has been in place since February 2023 (and in the pre-separation period as well). That policy:

•	specifies certain types of services that our independent auditors are prohibited from performing;

•	requires that management prepare a budget for non-prohibited services at the beginning of each fiscal year, and present the budget to the Audit Committee for their approval; and

•	requires that any expenditure outside of the budget also be approved by the Audit Committee in advance.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as independent auditors for Crane Company requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting by holders of shares of common stock present in person or represented by proxy and entitled to vote thereon. (See “Questions and Answers About These Proxy Materials and the Annual Meeting”, beginning on page 86).

Item 2: Ratification of the Selection of Auditors

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Crane Company, All the members of the Committee qualify as “independent” under the provisions of Section 10A of the Exchange Act and the rules of the SEC thereunder.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

In discharging its oversight responsibility as to the audit process, the Committee:

•

received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence;

•

discussed with the independent auditors their independence, and any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence;

•	received a report on the quality control procedures of the independent auditors;

•	received and discussed a report on critical audit matters;

•

discussed with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as the internal audit function’s organization, responsibilities, budget, and staffing;

•	reviewed with the independent auditors and the internal auditors their respective audit plans and audit scope;

•	reviewed with management the risk assessment and risk management procedures of the Company, including cybersecurity risk, as well as the procedures and findings of the Company’s compliance program;

•	discussed the results of the internal audit examinations;

•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•	discussed and reviewed, both with and without members of management present, the independent auditors’ examination of the financial statements.

The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2025, with management and the independent auditors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Pursuant to the Company’s policies the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided

Item 2: Ratification of the Selection of Auditors

by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2026. The Committee also approved the reappointment of Deloitte & Touche LLP to serve as independent auditors; the Board concurred in such appointment and directed that this action be presented to stockholders for ratification.

Submitted by:

The Audit Committee of the

Board of Directors of Crane Company

Martin R. Benante, Chair

Sanjay Kapoor

Ronald C. Lindsay

Susan D. Lynch

Ellen McClain

Incorporation by Reference. The Audit Committee Report in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Exchange Act, and shall not be deemed filed under those Acts, except to the extent that the Company specifically incorporates any such matter in a filed document by reference.

ITEM 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 3 The Board recommends voting FOR the Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers

This Proposal describes executive compensation for the Crane Company named executive officers for 2025.

Based on the recommendation of stockholders at the Company’s 2024 annual meeting of stockholders, and the Board’s consideration of that recommendation, the Company has determined that it will hold a non-binding advisory vote to approve the compensation paid by the Company to its named executive officers every year, until the next required stockholder vote to recommend the frequency of such votes in 2030.

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, we are asking stockholders to express their opinion on the compensation of the named executive officers in 2025, as described in the pages that follow in this Proxy Statement. This vote is non-binding and advisory, however, the Board will give due consideration to the opinion of the Company’s stockholders as expressed by their vote.

We believe that the compensation of our executive officers should be:

•	closely linked to the performance of the Company as a whole, the executive’s business unit (as applicable), and the individual executive;

•	aligned with the Company’s annual operating plan and long-term strategic plans and objectives;

•	attractive in the markets in which we compete for executive talent; and

•

structured to reward actions in accordance with the Company’s values and standards and to discourage the taking of inappropriate risks, and upholding the Company’s high standards of business ethics and corporate governance.

The Compensation Discussion and Analysis beginning on page 37 explains in detail the elements of the Company’s executive compensation program with respect to our named executive officers. Additionally, it describes the steps taken by the Company to ensure that the program, as implemented in 2025, was aligned with these core principles. Balancing annual and long-term compensation elements, the program directly links incentive compensation for executives with increases in stockholder value, principally by means of (i) annual cash bonuses based on achievement of performance goals set by the Management Organization and Compensation Committee at the beginning of the year, (ii) performance-based restricted share units that vest in accordance with the Company’s total stockholder return relative to the S&P MidCap 400 Capital Goods Group over a three-year period, and (iii) stock options and time-based restricted share units that vest over a four-year period. The Company believes that this system, as put into practice under the supervision of the Management Organization and Compensation Committee, is instrumental in enabling the Company to achieve superior financial performance and investor returns.

The Board strongly endorses the Company’s actions in this regard, and recommends that stockholders vote FOR the following resolution:

RESOLVED, that the 2025 compensation of the named executive officers as disclosed in this Proxy Statement is approved by the stockholders on a non-binding advisory basis.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned or submitted electronically will be voted for the resolution.

VOTE REQUIRED

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting by holders of shares of common stock present in person or represented by proxy and entitled to vote thereon. (See “Questions and Answers About These Proxy Materials and the Annual Meeting”, beginning on page 86.)

COMPENSATION DISCUSSION AND ANALYSIS

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. This section of the Proxy Statement explains how, under the guidance of our Management Organization and Compensation Committee (the “Committee” or “Compensation Committee”), our executive compensation program is designed and operated with respect to our named executive officers or “NEOs,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. The NEOs include our CEO, CFO and three other executive officers of Crane Company (“Crane” or the “Company”) as of December 31, 2025.

Max H. Mitchell	Chairman, President and Chief Executive Officer

Richard A. Maue	Executive Vice President and Chief Financial Officer

Alejandro A. Alcala	Executive Vice President and Chief Operating Officer

Anthony M. D’Iorio	Executive Vice President, General Counsel and Secretary

Tamara S. Polmanteer	Executive Vice President, Chief Human Resources Officer

Executive Compensation Index

SECTION	PAGE

EXECUTIVE SUMMARY	38
This section details compensation highlights and business activities in the past year that have an impact on compensation, and a high-level overview of our compensation practices.

COMPENSATION PRINCIPLES	44
This section describes our pay for performance philosophy and the principles by which the Committee has designed the incentive compensation programs.

ELEMENTS OF COMPENSATION AND 2025 DECISIONS	44

This section provides a detailed description of the elements that make up our compensation program and the rationale behind the metrics and corresponding performance targets. We also review the principal conclusions for the Committee’s decisions.

COMPENSATION DECISION-MAKING PROCESS	51
This section outlines roles, responsibilities, and the process behind compensation decisions, as well as the means by which our peer group is reviewed and selected.

POLICIES AND PRACTICES RELATED TO OUR EXECUTIVE COMPENSATION PROGRAM	54
This section details our compensation risk assessment and varying policies in place to reinforce our commitment to the highest standards of compensation-related governance.

OTHER ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS	56
This section describes other important agreements between Crane Company and the NEOs.

Compensation Discussion and Analysis

Executive Summary

2025 Performance Highlights

Outperforming Expectations, Driving Record Results, and Continued Portfolio Enhancements

Crane delivered record financial and operational results in 2025, driven by a combination of consistent and strong operational and commercial execution, as well as by substantial benefits from consistent strategic growth investments. Our businesses continued to execute at a high level while further innovating and investing to drive durable, long-term growth. Specifically:

•

At Aerospace & Advanced Technologies, 2025 sales increased 13% compared to 2024, with core sales growth of nearly 12% augmented by a slight contribution from favorable foreign exchange. Segment operating margin increased 260 basis points to 25% in 2025. Adjusted Segment operating margin increased 200 basis points to a record 25.2% in 2025, a 110 basis points above the prior record for the Segment set in 2019. These results reflect consistent commercial and operational execution, commercial OEM customers increasing production rates, continued strong demand from the commercial aftermarket, and growing activity from our defense customers.

•

At Process Flow Technologies, 2025 sales increased 5% compared to 2024, with core sales growth of 2%, a 3% contribution from the CryoWorks and Technifab acquisitions, and a contribution from favorable foreign exchange. Segment operating margin increased 90 basis points to 21% in 2025, and adjusted Segment operating margin reached a record 21.5%, up 60 basis points compared to 2024. Adjusted Segment margins have increased nearly 1,000 basis points over the last 10 years, up from 11.6% in 2015, reflecting a fundamental transformation of the Segment’s operational and commercial positioning, and significant improvement in the portfolio of products and services as we have executed on our long-term strategic roadmap.

See “Non-GAAP Reconciliation” beginning on page 84 for more detail regarding Special Items impacting adjusted Segment operating margins, as well as a reconciliation of the non-GAAP measures used herein.

Accelerating Growth Through Acquisitions

Crane has a long history of successful growth through acquisitions. In 2023 and 2024, Crane completed four acquisitions, strengthening both of its Segments:

•

On October 23, 2023, Crane Company announced the acquisition of Baum lined piping GmbH (“Baum”) for approximately $91 million as a strategic bolt-on for the Company’s Chemical business within the Process Flow Technologies Segment. Baum significantly expanded the geographic and product breadth of our specialized lined pipe business that serves severe service applications in highly corrosive environments.

•

On January 3, 2024, Crane Company announced the acquisition of Vian Enterprises, Inc. (“Vian”) for approximately $103 million as a strategic bolt-on for the Company’s Fluid Management solution within the Aerospace & Electronics business unit. Vian significantly expanded our portfolio of mission critical aerospace flow control products and combined with our existing fluid and thermal management capabilities, further strengthened our positioning for future content opportunities on engines, gearboxes and auxiliary power units.

•

On May 1, 2024, Crane Company completed the acquisition of CryoWorks, Inc. (“CryoWorks”) for approximately $61 million, a strategic bolt-on for the Company’s growing cryogenics platform within the Process Flow Technologies Segment. CryoWorks was highly synergistic with our organic buildout of products and applications for the broad-based and high growth cryogenics markets.

•

On November 4, 2024, Crane Company announced the acquisition of Technifab Products, Inc. (“Technifab”) for approximately $40.5 million as another strategic bolt-on for the Company’s growing cryogenics platform within the Process Flow Technologies Segment. Technifab extended our cryogenics capabilities into high growth semiconductor, medical and pharmaceutical end markets, as well as further expanding our geographic footprint to better serve our customers.

On June 9, 2025, Crane Company announced the acquisition of the Panametrics, Druck and Reuter-Stokes businesses, leading providers of sensor-based technologies for aerospace, nuclear and process industries, from Baker Hughes, for

Compensation Discussion and Analysis

approximately $1,060 million (after adjusting for expected tax benefits with an estimated net present value of approximately $90 million). The transaction closed on January 1, 2026, and it is the largest acquisition by purchase price in Crane’s 170+ year history.

Panametrics, Druck and Reuter-Stokes are global leaders in highly sophisticated sensor-based technologies for mission critical applications in harsh and hazardous environments. These businesses are a perfect fit with Crane’s existing portfolio, enhancing our product offerings and technology capabilities in key target markets including aerospace & defense, nuclear, industrial process sensing, and water and wastewater management.

Within our Aerospace & Advanced Technologies Segment, the addition of the Druck brand meaningfully strengthens our pressure sensing capabilities across critical applications – including environmental control systems, hydraulics, and engine monitoring – with strong positions in both single-aisle and widebody aircraft platforms. Additionally, Druck expands our presence into ground-based test and calibration equipment, further extending our technological capabilities and market reach.

Within our Process Flow Technologies Segment, the addition of Reuter-Stokes will double the size and capabilities of our existing Crane Nuclear business. With its industry-leading radiation sensing and detection technologies, Reuter-Stokes enhances our offerings for nuclear plant operations and homeland security. It also positions us strongly to capitalize on the renewed global investment in nuclear energy. The Panametrics business adds pioneering technologies to our portfolio, including advanced ultrasonic flow meters and precision moisture analyzers. These solutions support critical process industries by enabling accurate measurement of liquids and gases across applications such as chemical production, LNG transportation, cryogenic gas storage, pipelines, refining, water and wastewater treatment facilities, and other essential industrial processes.

In December 2025, Crane Company signed an agreement to acquire optek-Danulat, the leader in inline process control optical measurement solutions for liquids including turbidity meters, colorimeters, and sensors for UV, pH and conductivity, focused on the biotechnology and pharmaceutical markets; this acquisition further strengthens the Panametrics business. The transaction closed on January 1, 2026.

Executing a Steady Strategy for Sustainable Organic Growth

Despite persistent global macro disruptions and inflationary pressures throughout 2025, our long-term strategy remains firmly intact. As a manufacturer of highly engineered industrial technology products, we focus on markets where we possess clear competitive advantages and meaningful scale. We continue to operate as an integrated company, leveraging our resources to reinvest in our two strategic global growth platforms – Aerospace & Advanced Technologies and Process Flow Technologies – through both organic initiatives and targeted acquisitions. Additionally, we are exploring adjacent opportunities to further expand our reach. We believe this disciplined strategy positions us to consistently deliver above-median growth in free cash flow and earnings per share over time. We will continue to execute this strategy while remaining committed to the values of our founder, R.T. Crane, who resolved to conduct business “in the strictest honesty and fairness; to avoid all deception and trickery; to deal fairly with both customers and competitors; to be liberal and just toward employees; and to put my whole mind upon the business.”

Through this framework, we continued to strengthen the Company’s foundation for long-term, sustainable growth across our businesses throughout 2025, achieving several key milestones, including the following:

EXECUTING A STRATEGY FOR DURABLE GROWTH AND RETURNS

Crane Company successfully pursued numerous growth initiatives in its core businesses including new product development, technology advancements, and commercial excellence initiatives. We believe these initiatives have positioned the Company for accelerating growth, with results already evident. Some notable examples, among others:

Aerospace & Advanced Technologies

•

This Segment has played a key role in an extraordinary wave of engineering innovation supporting new single-aisle aircraft platforms, including the Boeing 737MAX, Airbus A320neo, Embraer E2, and COMAC C919. With those development programs complete, Crane Company directed its engineering focus toward emerging technologies that enabled the next generation of solutions across commercial and military aviation, radar systems, space applications,

Compensation Discussion and Analysis

and ground-based defense platforms. We have been winning, and our investments are positioning us for the next wave of platforms in the late 2020s and into the 2030s, including the anticipated next-generation single-aisle aircraft, increasingly advanced radar capabilities, and more-electric military ground based vehicles, among others. We expect that these platforms will increasingly demand advanced electrification, sensing, and related technologies. Our investments are aligned with this vision, targeting areas such as high-power bi-directional power conversion, liquid cooling and thermal management, advanced pumps and gauging, wireless sensing, landing systems monitoring and control, and next-generation microwave systems. Backed by these engineering efforts, we are confident in this business’s ability to achieve a compound annual sales growth rate of 7% to 9% beyond the end of the decade, with continued margin expansion.

•

Over the past four years, the overall commercial market has steadily strengthened as the industry recovered from the significant impact of COVID-19 in 2020. Demand from defense end markets has also continued to grow. Our business has benefited from both this broader market recovery and the momentum generated by Crane’s sustained investment in technology, as outlined above. Throughout the last decade, Crane remained committed to growth investments, which are now delivering tangible results – expanding our addressable market and aligning our portfolio with accelerating secular trends, particularly electrification.

•

Examples of the success of that strategy include our award for the largest Modernization & Upgrade program in the Company’s history to provide an anti-skid brake control system upgrade for the U.S. Air Force’s fleet of F-16 aircraft, with significant additional opportunities from foreign military operators which is set to start delivering in 2026.

•

In our defense power solution, we continue to increase production for new high-power conversion technologies deployed across five major ground-based AESA radar systems – where our solutions are now recognized as the industry standard. Additionally, we’ve secured roles in multiple demonstrator programs supporting the U.S. Army’s next-generation hybrid-electric tactical and combat vehicles, leveraging our bi-directional DC-DC power conversion capabilities. Beyond that, our advanced technologies have earned us selection for numerous demonstrator initiatives, including anti-skid brake control systems for the Next Generation Air Dominance platform, wireless sensing to reduce aircraft weight, precision fuel flow and pressure monitoring in extreme environments, high-performance engine lubrication systems, and liquid cooling solutions for electric and hybrid-electric propulsion systems as well as fuel cells.

Process Flow Technologies

•

The Process Flow Technologies Segment has strategically repositioned its core business to concentrate on higher-growth, higher-margin end markets and product categories, with a particular focus on Chemical, Water & Wastewater, Pharmaceutical, Cryogenic, and Nuclear sectors. In 2025, approximately 60% of sales were generated from these targeted markets – a significant increase over recent years – driven by sustained product and commercial investments, stronger underlying market growth, and the divestiture of the Crane Supply business in 2022. This portfolio shift has structurally enhanced the Segment’s margin profile. Combined with disciplined pricing and strong operational execution, these efforts contributed to record Segment margins of 21.0% and adjusted margins of 21.5% in 2025.

•

One of the most critical growth drivers for this Segment is the continued expansion in the breadth of the product portfolio within cryogenic applications. During 2025, we made solid progress building our cryogenics platform, both organically and inorganically, with a range of pipes, valves and fittings for the production, transportation, transfer, and storage of industrial gases. The targeted portfolio includes flexible and rigid vacuum jacketed piping, vacuum jacketed storage tank fill manifolds, bellows seal globe valves, and T-globe lift check valves; and we continue to expand the targeted breadth of our portfolio for this market. Through the acquisitions of CryoWorks and Technifab in 2024, Crane has penetrated the high growth markets of Space Launch and Semi-Conductor cryogenic equipment adding approximately $60 million of annualized revenue and consolidating its position as a top provider of cryogenic vacuum jacketed pipe in the U.S.

•

In 2025, Crane continued its expansion into the higher growth pharmaceutical end market receiving a large order from a key pharmaceutical provider supporting capacity expansion to manufacture GLP-1 drugs. Our ability to deliver high-performance solutions for critical pharmaceutical applications continues to differentiate us in a competitive market and positions us well for future growth in this space.

•

In our wastewater pump business, we continue to gain traction with our new high efficiency motor platform, called Envie, with business generating double-digit growth in 2025. At the end of 2025, we introduced the high-efficiency Syflo wastewater pump, featuring advanced non-clog impeller technology with leading efficiency metrics.

Compensation Discussion and Analysis

Positioned for Sustainable Growth to Maximize Stockholder Value

This Compensation Discussion & Analysis provides information and analysis regarding the 2025 compensation for Mr. Mitchell and our other NEOs. However, it is important to note that Mr. Mitchell was the Chief Executive Officer of Crane Holdings, Co. from January 2014 through the April 3, 2023 separation, and he was then appointed Chief Executive Officer of Crane Company effective April 3, 2023, immediately following the separation transaction. Consequently, we believe an understanding of Mr. Mitchell’s actions and management of pre-separation Crane Holdings, Co. are critical to give context for Crane Company’s post-separation performance.

Management continued to take actions during the period from 2023 through 2025 to strategically position Crane for continued profitable growth and stockholder value creation. These strategic decisions to simplify the portfolio and focus on its two strategic growth Segments were enabled by years of profitable growth that gave us the scale and financial strength to take bold steps to transform the structure and growth profile of the Company.

Specifically, Mr. Mitchell, along with the Board of Directors (and the pre-separation board of directors), executed on a series of major strategic actions over the last three years which served to simplify the portfolio and focus the Company’s resources on its two strategic growth platforms – Aerospace & Advanced Technologies and Process Flow Technologies. Combined with the strong operating performance that Mr. Mitchell drove in the Company’s businesses, significant value for equity investors in Crane Company and Crane Holdings has been created. These actions generated approximately $9 billion in equity value (market capitalization) comparing Crane Holdings, Co.’s equity value on December 31, 2022, to the combined equity value of both post-separation companies (Crane Company and Crane NXT, Co.) on December 31, 2025, an increase of 157%.

Specific actions included:

•

On April 3, 2023, the separation of Crane Holdings, Co. into Crane Company and Crane NXT was completed. The separation into two independent, publicly traded companies was initiated to optimize investment and capital allocation in order to accelerate growth. Crane Holdings, Co.’s Board of Directors and management believed that the creation of two market focused companies with distinct product and service offerings and strong balance sheets better positioned each business to deliver long-term growth and create value for all stakeholders, including customers, investors and our associates.

•

On October 23, 2023, Crane Company announced the acquisition of Baum lined piping GmbH for approximately $91 million as a strategic bolt-on for the Company’s Chemical business within the Process Flow Technologies Segment.

•

On January 3, 2024, Crane Company announced the acquisition of Vian Enterprises, Inc. for approximately $103 million as a strategic bolt-on for the Company’s Fluid Management solution within the Aerospace & Electronics business unit.

•

On May 1, 2024, Crane Company completed the acquisition of CryoWorks, Inc. for approximately $61 million, a strategic bolt-on for the Company’s growing cryogenics platform within the Process Flow Technologies Segment.

•

On November 4, 2024, Crane Company announced the acquisition of Technifab Products, Inc. for approximately $40.5 million as another strategic bolt-on for the Company’s growing cryogenics platform within the Process Flow Technologies Segment.

•

On December 2, 2024, Crane Company announced the divestiture of its Engineered Materials Segment to KPS Capital Partners for $227 million, further streamlining the portfolio and focusing on the Company’s two strategic growth platforms.

•

On June 9, 2025, Crane Company announced the acquisition of the Panametrics, Druck and Reuter-Stokes businesses, leading providers of sensor-based technologies for aerospace, nuclear and process industries, from Baker Hughes for approximately $1,060 million after adjusting for expected tax benefits with an estimated net present value of approximately $90 million. The transaction closed on January 1, 2026.

•

In December 2025, Crane Company signed an agreement to acquire optek-Danulat, the leader in inline process control optical measurement solutions for liquids including turbidity meters, colorimeters, and sensors for UV, pH and conductivity, focused on the biotechnology and pharmaceutical markets; this acquisition further strengthens the Panametrics business. The transaction closed on January 1, 2026.

Compensation Discussion and Analysis

Taken together, we believe that our execution on growth initiatives, as well as our strategic portfolio actions, have positioned the Company for profitable growth and continued stockholder value creation.

Compensation Framework

The compensation framework and other details referenced in the following sections refer to the Company’s full year 2025 program. In the context of the pending CEO succession referenced earlier in this Proxy Statement, Mr. Alcala’s target total direct compensation (base salary, target annual incentive awards, and long-term incentive awards) for his role as the new CEO beginning on the date of the Annual Meeting is aligned with the 25th percentile compared to peers, and is expected to increase in the years ahead with time and performance.

Mr. Mitchell’s target total direct compensation for serving as our CEO has been aligned at a higher percentile compared to peers, reflecting his 12-year tenure in the role, with exceptional performance and added responsibilities of leading the pre-separation company. As part of his role change to Executive Chairman on the date of the Annual Meeting, Mr. Mitchell’s target total direct compensation will be reduced significantly to reflect his new role, duties and responsibilities.

The mix of target total direct compensation (base salary, target annual incentive awards, and long-term incentive awards) for 2025 was structured to deliver the following approximate proportions of total direct compensation to our CEO and the other NEOs (on average) if target levels of performance are achieved.

86% of CEO and 70% of other NEOs Target Pay is Performance-Based*

Chief Executive Officer

Other NEOs

* Totals may not sum due to rounding.

Compensation Discussion and Analysis

Pay for Performance Alignment

Strong Correlation Between Pay and Performance. A substantial majority of the compensation for our NEOs is performance-based and thus varies with the Company’s actual performance. Based on the strong financial performance of Crane Company’s businesses and total stockholder return (“TSR”) in 2025, the annual cash bonuses and PRSU payouts for our CEO and other NEOs were above target.

Annual Bonus Directly Tied to Crane Company Business’ EPS and Free Cash Flow*

Annual Period	Minimum	Target	Maximum

2025 CEO AIP

2025 NEO AIP

2024 CEO AIP

2024 NEO AIP

*

The CEO’s AIP includes an additional performance metric based on the attainment of certain Strategic Objectives. See “Annual Incentive Objectives for 2025 — CEO and other NEOs” on page 46 for more detail on annual bonus metrics and weightings.

PRSU Vesting Directly Tied to Crane Company’s Relative TSR*

Three-year period	Threshold (25th percentile)	Target (50th percentile)	Maximum (75th percentile)

2023-2025

2022-2024

2021-2023

*

For awards with performance periods ending before 2023, the relative TSR performance was for Crane Holdings. For the 2021-2023, 2022-2024 and 2023-2025 PRSUs, TSR is calculated to adjust for the separation, treating Crane Company as if it had been a separate company throughout the applicable performance period.

Compensation Best Practices

The Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. Key elements of our pay practices are set forth in this Proxy Statement and explained in more detail in the “Policies and Practices Related to Our Executive Compensation Program” section beginning on page 54. See “Compensation Best Practices” chart on page 7 for a summary of our compensation best practices.

Compensation Discussion and Analysis

Compensation Principles

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. The principles that guide us as we make decisions involving executive compensation are that compensation should be:

1	Based on performance: overall performance of Crane Company performance of the executive’s business unit, as applicable individual performance of the executive	2	Aligned with the annual operating plan and longer term strategic plans and objectives to build sustainable value for stockholders	3	Competitive given relevant and appropriate market conditions in order to attract and retain highly qualified executives	4

Consistent with high standards of corporate governance and designed to avoid encouraging executives to take risks that are reasonably likely to have a material adverse effect on the Company or to behave in ways that are inconsistent with the Company’s objectives, values, and standards of behavior

We also believe that it is important for our NEOs and other executives to have an ongoing long-term investment in the Company as set forth below in this Proxy Statement under “Stock Ownership Guidelines” on page 55.

We design our performance-based incentive compensation so that variation in performance will result in meaningful variation in the earned compensation paid to our NEOs and other key executives. Thus, actual compensation amounts will vary above or below targeted levels depending on the performance of the Company and/or business unit and achievement of individual performance goals.

Elements of Compensation and 2025 Decisions

The following table summarizes the major elements of our executive compensation program.

Compensation Element	Principal Objectives	Key Characteristics

Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	• Determined based on overall performance, level of responsibility, market data, and comparison to other Company executives

Annual Incentive Plan	To motivate executive officers to achieve annual financial performance goals

•

Payment for CEO based on achievement of Company-wide performance goals and Strategic Objectives relative to annual pre-established targets

•

Payment for other NEOs based on achievement of Company-wide performance goals relative to annual pre-established targets

Performance-Based Restricted Share Units (PRSUs)	To motivate executive officers to drive long-term profitable growth	• Number of shares actually earned based on relative TSR • Earned shares vest upon conclusion of the three-year performance period

Stock Options	To attract and retain executive officers and align their interests with long-term stockholder interests	• Grants vest ratably over four years • Value realized dependent on Company stock price appreciation

Time-Based Restricted Share Units (TRSUs)	To attract and retain executive officers and drive profitable growth	• Grants vest ratably over four years • Value realized varies with Company stock price performance

PRSUs and TRSUs may be collectively referred to in this Proxy Statement as “RSUs.”

Compensation Discussion and Analysis

Base Salary

Base salary is fixed compensation paid to each executive for performing normal duties and responsibilities. We determine the amount at the date of hire based on competitive market data, current salary levels within the Company, and the salary level needed to attract the particular executive. We review and determine the amount annually based on the executive’s overall performance, competitive peer and survey compensation data, level of responsibility, and comparison to other company executives.

Base salaries for certain executive officers were increased by the Compensation Committee, effective January 27, 2025, in connection with annual merit increases. After giving effect to such increases, base salaries of our NEOs were generally within a reasonable range of the median in relation to market data per the independent compensation consultant used by the Compensation Committee, FW Cook.

*	Mr. Alcala’s base salary was increased to $700,000 beginning on December 9, 2024, in connection with this promotion to Executive Vice President and Chief Operating Officer.

Annual Incentive Compensation

We pay our executive officers cash bonuses based on the attainment of Company performance goals established in January and an assessment of individual performance conducted at the end of the year.

Early in the year, the Compensation Committee establishes and approves the annual target bonus objectives and award opportunities for each of our NEOs, subject to review and approval by the Board in the case of the Chief Executive Officer.

In making determinations about performance targets, the Compensation Committee considers a variety of factors including financial elements of the annual operating plan, comparison to prior year results, the general business outlook for the coming year, and our diversified industrial manufacturing peers.

Our Chief Executive Officer and other officers participate in the discussions regarding annual incentive objectives so they can provide their input and understand the expectations of each incentive plan component. Each participating executive receives confirmation of his or her annual bonus objectives and payout range after it has been approved by the Committee (the Board in the case of the Chief Executive Officer). Annual Incentive Plan objectives are not modified during the year, although the Committee may determine to exclude certain special items impacting earnings per diluted share “EPS” or free cash flow, either known at the beginning of the year or occurring during the year.

The Committee reviews the performance results for the Annual Incentive Plan, including Company results and individual performance, at its regularly scheduled January meeting, which is generally the first meeting following the

Compensation Discussion and Analysis

end of the Company’s fiscal year so that full-year performance may be considered. Based on this review, the Committee determines and approves the annual cash bonuses for each of our executive officers.

Selection of Performance Measures for Incentive Awards

As discussed below, the principal financial performance measures selected by the Committee to drive annual incentive compensation opportunities are, for the Chief Executive Officer and other corporate executives in 2025, adjusted EPS and free cash flow for the Company as a whole. These financial performance criteria were chosen because they are aligned with the Company’s long-term strategic goal of driving profitable growth, both organically and through acquisition, which we believe will increase stockholder value. The relative weighting of these metrics was designed to ensure an appropriate balance between profit achievement and maintaining a strong and efficient balance sheet. For the CEO, we continued to have certain Strategic Objectives for the 2025 annual incentive award to encourage his focus on longer-term strategic initiatives. For our PRSUs, the performance measure is Crane’s TSR over a three-year period relative to the TSR of the constituent companies in the S&P MidCap 400 Capital Goods Group, a meaningful measure of stockholder value.

Annual Incentive Objectives for 2025 — CEO and Other NEOs

Consistent with the prior year, performance metrics for 2025 consisted of EPS and free cash flow (each as adjusted for special items by the Committee for bonus calculation purposes under the Annual Incentive Plan, and which adjustments may in some cases differ from the adjustments made for reporting purposes), and for the CEO only, certain Strategic Objectives focused primarily on fortifying the Company’s talent bench following the separation transaction, further strengthening the alignment between executive pay and Company performance. The CEO’s annual incentive was weighted 60% EPS / 20% free cash flow / 20% Strategic Objectives, and the other NEOs’ annual incentives were weighted 75% EPS / 25% free cash flow.

For both the CEO and the other NEOs, in addition to the targeted performance goals, for each performance metric, the Committee set minimum threshold and maximum cap values, so that actual payouts could range from 50% to 200% of the target award amounts. In January 2025, the Committee established an EPS target of $5.95 to align with our annual operating plan. The Committee also established a payout range for EPS from $5.06 (50% payout – a new payout threshold established in January 2025) to $6.84 (200% payout). For free cash flow, the Committee established a target of $347.5 million with a payout range from $278.0 million (50% payout – a new payout threshold established in January 2025) to $416.9 million (200% payout). The Committee also established 2025 Strategic Objectives for the CEO that can be earned from 50% to 200% and are based on pre-established qualitative targets as agreed at the beginning of the year, which are focused on talent development and succession bench strength in our businesses. For 2025, the achievement of these Strategic Objectives was deemed to be earned on a subjective basis by the Committee at 145% of target.

Actual performance compared to annual incentive objectives for this group were as follows:

Corporate Objectives – Chief Executive Officer	Target ($)	Actual ($)	Performance relative to Target Range	Weight	Calculated Payout (%)

Adjusted EPS	$5.95	$6.12	118.6%	60%	71.2%

Adjusted free cash flow	347.5M	356.0M	112.3%	20%	22.5%

CEO Strategic Objectives			145.0%	20%	29.0%

Weighted payout %					122.7%

Corporate Objectives – Other NEOs	Target ($)	Actual ($)	Performance relative to Target Range	Weight	Calculated Payout (%)

Adjusted EPS	$5.95	$6.12	118.6%	75%	89.0%

Adjusted free cash flow	347.5M	356.0M	112.3%	25%	28.1%

Weighted payout %					117.1%

Compensation Discussion and Analysis

The graphs below show the performance targets and related ranges set by the Committee in January 2025 and the actual performance of the Company in 2025. These corporate financial metrics are adjusted for special items by the Committee for bonus calculation purposes under the Annual Incentive Plan and consistent with historical practices, which adjustments may in some cases differ from the adjustments made for financial reporting purposes. Actual results below for 2024 include the benefit of the Engineered Materials business, which was divested effective on January 1, 2025.

Named Executive Officers’ Bonuses for 2025

In January 2026, the Committee reviewed management’s reports on the performance of the Company and the individual NEOs in 2025 against the relevant bonus objectives. In considering Company performance, and consistent with past practice, the Committee excluded certain special items as reported from earnings per share and free cash flow. The calculations resulted in a corporate percentage payout of 122.7% for the CEO and 117.1% for the other NEOs.

The approved payout percentages and cash bonuses for our corporate and operations NEOs for 2025 are as follows:

Named Executive Officer	Bonus Target (% of Salary)	Bonus Target ($)	Payout (%)	Bonus Paid ($)

M. H. Mitchell	120%	$1,500,000	122.7%	$1,840,200

R. A. Maue	85%	$698,360	117.1%	$817,780

A. A. Alcala	80%	$582,400	117.1%	$681,990

A. M. D’Iorio	75%	$463,500	117.1%	$542,759

T. S. Polmanteer	75%	$366,938	117.1%	$429,684

Long-Term Equity Incentive Compensation

The Stock Incentive Plan is used to provide long-term equity incentive compensation through stock options and PRSUs, as well as retention of employees through TRSUs. We believe that employees approach their responsibilities more like owners as their holdings of, and potential to own, Company stock increases.

For 2025, the Committee determined an overall target dollar value for long-term equity incentive awards for each of the NEOs. In determining these amounts, the Committee considered the competitive market data compiled by FW Cook, the Company’s and individual performance in 2024, and our historical grant practices including the number of shares and the fair market value of the stock. The Committee then allocated the total target dollar amount among the applicable award types, as follows: for our Chief Executive Officer, 55% as PRSUs, 25% as stock options, and 20% as TRSUs; and for each of the other NEOs, 50% as PRSUs, 25% as stock options, and 25% as TRSUs. To determine the target number of PRSUs and the number of stock options and TRSUs, the Committee divided the applicable dollar amount by the closing price of the Company’s common stock for the PRSUs and TRSUs and by the Black-Scholes accounting value for the stock options (rounded in each case to the nearest whole share) on the date the awards were granted.

Compensation Discussion and Analysis

The table below sets forth, for each of our NEOs, the dollar value used by the Compensation Committee and resulting number of shares for the awards.

	Long-Term Incentive
	Stock Options		PRSUs*		TRSUs		LTI Total
Named Executive Officer	$	#	$	#	$	#	($)

M. H. Mitchell	1,562,500	20,369	3,437,500	19,813	1,250,000	7,205	6,250,000

R. A. Maue	337,500	4,400	675,000	3,890	337,500	1,945	1,350,000

A. A. Alcala	300,000	3,911	600,000	3,458	300,000	1,729	1,200,000

A. M. D’Iorio	237,500	3,096	475,000	2,738	237,500	1,369	950,000

T. S. Polmanteer	162,500	2,118	325,000	1,873	162,500	937	650,000

*

The Compensation Committee determined the target number of PRSUs using the dollar amount shown above divided by $173.50, the closing price of common stock on the date the awards were granted. In contrast, the amounts included in the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards table are based on the grant date fair value of the PRSUs determined using financial accounting assumptions as required to be disclosed by SEC rules, determined to be $213.53 per share. As a result, the value of the PRSUs included in those tables differs from the values shown above. See footnote 1 to the “2025 Summary Compensation Table” on page 60 and footnote 5 to the “2025 Grants of Plan-Based Awards” table on page 62 for additional information on the grant date fair value of the PRSUs.

Competitive Positioning of Incentive Awards

For annual bonus and long-term equity incentive compensation, the Committee calibrates award values for targeted performance by reference to the 50th percentile of the market data for similarly sized companies, recognizing that the competitive range of the median is generally correlated to size. The competitive positioning for individual executives may vary above or below the median based on factors such as tenure, experience, proficiency in role, and criticality to the organization. As noted above, the Committee may determine to increase or decrease long-term equity incentive compensation based on Company and/or individual performance during the previous year, the Company’s stock price relative to historical stock price trends, availability of shares in the Stock Incentive Plan, and other factors.

PRSU Awards – Three-Year Performance Period Based on Relative TSR

PRSUs have been designed to include three-year performance vesting conditions based on relative TSR as described below, thus directly linking this form of equity incentive compensation to returns received by our stockholders relative to comparator industrial companies. See “Pay for Performance Alignment” in the Executive Summary of this discussion regarding actual payout results for recent PRSU awards, including the award covering the 2023-2025 performance period.

	PRSU Grants
Performance Level	CR Relative TSR	Shares Earned % of Target

Below Threshold	<25th percentile	0%

Threshold	25th percentile	25%

Target	50th percentile	100%

Maximum	≥75th percentile	200%

Compensation Discussion and Analysis

The vesting of PRSUs awarded to members of the senior leadership team in January 2025 will be based on a relative measurement of TSR for the Company over the three-year period January 1, 2025, through December 31, 2027 (with the share price for such purpose being defined as the percentage return of the 20-day trading average closing price on the last trading day of the three-year period, versus the 20-day trading average closing price prior to the first trading day of the period), compared to TSRs of the other companies in the S&P MidCap 400 Capital Goods Group.

For TSR between the 25th and 50th percentiles and between the 50th and 75th percentiles, the vesting is interpolated on a straight-line basis. If the Company’s TSR for the three-year period is negative, the maximum vesting is capped at 100% regardless of performance relative to peers. In addition, the maximum value that can be earned under the PRSUs (total shares earned multiplied by the final share price) is capped at four times the original grant value. Beginning with awards granted in 2026, the maximum value that can be earned under the PRSUs will no longer be capped at four times the original grant value. Holders of PRSUs are not entitled to receive dividends or dividend equivalent payments during the performance period, nor do dividends accrue prior to vesting.

Stock Option Awards – Vest 25% Per Year Over Four Years

Under the Stock Incentive Plan, stock options must be granted with a per-share exercise price at no less than fair market value on the date of grant and are subject to vesting terms as established by the Committee (currently 25% per year over four years). Stock option awards comprise 25% of the annual long-term incentive grant value for each NEO, vest ratably over four years and have 10-year terms. Accordingly, employees can realize a gain only if the share price increases from the date of grant, directly linking this component of incentive compensation to increases in stockholder value. Although broad market dynamics can strongly influence our share price, the Committee believes that with stock options our senior level management employees are motivated to take actions that improve the share price, such as profitable sales growth through organic growth as well as acquisitions, improvement in operating margins to generate increased operating profit and drive higher multiple valuations, and prudent use of free cash flow through capital expenditures, dividends, acquisitions, and stock repurchases.

TRSU Awards – Vest 25% Per Year Over Four Years

The Stock Incentive Plan also authorizes the Committee to grant time-based restricted share units, or TRSUs, subject to such terms and conditions as the Committee may deem appropriate. Like the stock options, the TRSUs granted to our NEOs vest ratably over four years, and dividends are paid on TRSUs prior to vesting.

2026 Long-Term Incentive Actions

As previously disclosed by the Company on a Form 8-K filed on January 29, 2026, in connection with his appointment to the role of Chief Executive Officer effective April 27, 2026, the Committee determined that Mr. Alcala would receive an annual long-term equity incentive award for 2026, valued at $4.15 million as of the grant date of February 9, 2026, consistent with the structure and terms of the current CEO (55% as PRSUs, 25% as stock options and 20% as TRSUs). The award is part of Mr. Alcala’s target total direct compensation for 2026, including his time serving as CEO, and does not contain any special one-time components.

The Committee also determined that Mr. Mitchell would receive an annual long-term equity incentive award for 2026 valued at $3.25 million as of the grant date of February 9, 2026. This award is part of Mr. Mitchell’s target total direct

Compensation Discussion and Analysis

compensation for 2026, including his time serving as Executive Chairman, and does not contain any special one-time components.

Consistent with the Company’s long-term equity incentive program, the PRSUs granted to Mr. Alcala and Mr. Mitchell will be earned based on a relative measurement of TSR for the Company over the three-year period January 1, 2026, through December 31, 2028 (with the share price for such purpose being defined as the percentage return of the 20-day trading average closing price on the last trading day of the three-year period, versus the 20-day trading average closing price prior to the first trading day of the period), compared to TSRs of the other companies in the S&P MidCap 400 Capital Goods Group. In determining the value of Mr. Alcala’s and Mr. Mitchell’s 2026 long-term equity incentive award, the Compensation Committee considered, among other factors, the announced transition to their new roles in 2026, and market compensation levels.

Retirement Benefits

Messrs. Mitchell and D’Iorio have accrued retirement benefits under the Crane Company defined benefit pension plan (formerly Crane Holdings, Co. defined benefit pension plan), which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. Of the NEOs, only Mr. Mitchell and Mr. D’Iorio have a frozen benefit under this plan. All of the NEOs participate in a tax-qualified defined contribution retirement plan under which the Company contributes 3% of salary and bonus annually, subject to the limitations on contributions to tax-qualified retirement plans under applicable federal tax regulations.

The NEOs also participate in the Company’s benefit equalization plan, which is designed only to restore retirement benefits under the Company’s regular defined benefit pension plan that are limited by the tax code; there is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. In the event of retirement at age 62 with 10 years of service, a participating executive would be eligible to receive benefits under that plan without the reduction factor set forth in the Company’s tax-qualified pension plan of 3% per year prior to age 65. The only NEO with a defined benefit account in this plan is Mr. Mitchell. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the benefit equalization plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Committee extended the participation in this plan to certain senior leadership executives, including all of the NEOs.

Other Compensation

The “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the 2025 Summary Compensation Table and the accompanying footnotes set forth the details of other compensation received by the NEOs. In certain cases, such as the Company’s contributions to defined contribution plans and the increase in actuarial value of the defined benefit pension, such compensation is determined on the same basis as that used for all other employees. In other cases, such as automobile allowances, executive health exams, cybersecurity protection in the executive’s home network environment, and other personal benefits, the compensation is only provided to certain key employees (including the NEOs), and we have determined it to be reasonable and competitive compensation for the NEOs in relation to general industry practices. For example, our NEOs are eligible for reimbursement for the cost of their executive physicals bi-annually, subject to an expense cap of $2,500 (increasing to $7,000 annually beginning in 2026). This benefit provides our NEOs with additional flexibility to proactively manage their health and wellness. Our executives bear all taxes associated with such benefits.

In the case of personal use of the corporate aircraft, this benefit was restricted to the Chairman/ Chief Executive Officer and the Lead Independent Director. Our Chairman/ Chief Executive Officer, Mr. Mitchell, has an agreement with Crane Company pursuant to which he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $185,000, and thereafter he is required to reimburse the Company for all incremental cost incurred above that amount. The net incremental cost to Crane Company above the reimbursed amount is included in the “All Other Compensation” column of the Summary Compensation Table. The Board has approved this personal use of the aircraft for Mr. Mitchell because the Board believes that such personal use of the aircraft is an appropriate security measure, and permits the most efficient use of time by Mr. Mitchell, and thereby benefits Crane Company. For more information regarding the use of the Company aircraft, see “Use of Company Aircraft” on page 57.

Compensation Discussion and Analysis

Beginning at the Annual Meeting, Mr. Alcala will be provided with a similar arrangement for personal use of the Company aircraft, for all of the same reasons the Board had permitted Mr. Mitchell personal use of the aircraft. When Mr. Mitchell becomes Executive Chairman, he will continue to have access to personal use of the Company aircraft under his current terms.

Compensation Decision-Making Process

Compensation Committee’s Role

The Committee is responsible for oversight of our executive compensation program. With respect to the compensation of our Chief Executive Officer, the Committee determines his compensation, subject to review and approval by the Board. With respect to our other executive officers, the Committee determines their compensation after reviewing the recommendations of the Chief Executive Officer. The Committee administers the Annual Incentive Plan, reviewing and setting the performance targets for the Chief Executive Officer and other corporate officers, and reviewing and approving the annual bonuses based upon actual performance. The annual bonus calculations are also reviewed by our independent auditors. The Committee also administers the Stock Incentive Plan and approves all grants of stock options and RSUs.

The Committee is assisted in these responsibilities by its independent compensation consultant, FW Cook. Although the Company pays the fees and expenses of FW Cook, the firm is retained by the Committee. FW Cook does not perform any other compensation related services for the Company. The Committee reviews the independence of FW Cook each year and has concluded that its work for the Committee has not raised any conflict of interest issues or concerns.

Role of CEO and Management

The Chairman/Chief Executive Officer and certain other senior corporate officers play an important role in supporting the Committee in the discharge of its responsibilities. Management maintains records and provides historical compensation data to the Committee and FW Cook, as well as the annual operating plan and the actual performance results from which annual bonuses are determined. The Chief Executive Officer, together with other senior corporate officers, presents recommendations to the Committee regarding performance targets under the Annual Incentive Plan and long-term equity incentives under the Stock Incentive Plan. The Chief Executive Officer and other officers participate in the discussions regarding annual and long-term incentive objectives so they can provide their input and understand the expectations for each incentive plan component.

Compensation Consultant and Market Data

Each year, FW Cook reviews the Company’s compensation peer group against certain size-related metrics and alignment with the Company’s businesses and complexity of operations. When and as appropriate, FW Cook proposes the addition of other companies to the compensation peer group to replace companies that have been acquired or made substantial changes to their business portfolio, or when the Company’s profile has materially changed due to mergers or acquisitions. The 20-company peer group below was used by FW Cook in 2024 to develop comparative compensation data for the Compensation Committee in setting 2025 compensation targets. The peer group was reviewed in July 2025 and it was determined that the following changes would be made for developing comparative compensation data for the Committee in setting 2026 compensation targets: removing Albany International Corp., Barnes Group Inc., and Snap-On Incorporated, and adding Gates Industrial Corp plc, Nordson Corporation, and Veralto Corporation. Notably, at the time the Company’s 2026 peer group was approved, the peer group’s trailing fourth quarter revenues ranged from $1,064 million to $5.3 billion with a median of $3.2 billion, which compared to the Company’s revenue of $2.6 billion. In addition, the peer group’s market cap ranged from $1.7 billion to $24.2 billion, with a median of $8.0 billion compared with $10.3 billion for Crane Company.

Compensation Discussion and Analysis

Compensation Peer Group for Setting 2025 Compensation Targets

Albany International Corp. Barnes Group Inc. Curtiss-Wright Corporation Donaldson Company, Inc. EnPro Inc. ESCO Technologies Inc. Flowserve Corporation	Franklin Electric Co., Inc. Graco Inc. Hexcel Corporation IDEX Corporation ITT Inc. Kennametal, Inc. MOOG Inc.	Pentair, plc RBC Bearings Incorporated Snap-On Incorporated The Timken Company Watts Water Technologies, Inc. Woodward, Inc.

FW Cook provides the Committee with comparative compensation data on the peer companies from publicly available sources and, in addition, comparative compensation data compiled from general industry surveys, appropriately size-adjusted to determine market values based on each executive’s revenue scope. This data includes base salary, target bonus opportunity, and long-term incentive compensation for the NEOs. The Committee uses this comparative data during its review of salaries, annual target cash incentive compensation, and aggregate stock option and RSU grant values for Mr. Mitchell and the other NEOs, with the view that all elements of target total direct compensation should be calibrated generally by reference to the 50th percentile of competitive market data for targeted performance, with significant upside potential for performance that exceeds target and lesser (or zero) payouts if performance is below target. The Committee may use its judgment and discretion to vary the award values based on Company and individual performance during the previous year, historical stock price trends, the impact of unforeseen events beyond management’s control, and other factors.

The Company’s comparator group for PRSUs granted in February 2025 is the S&P MidCap 400 Capital Goods Group, consisting of approximately 45 companies, with roughly a quarter of those companies in its compensation peer group. The Committee selected the larger comparator group for PRSU purposes based on the view (with which FW Cook concurs) that a larger group is appropriate for measuring relative TSR over a three-year period because (1) company size is less relevant for TSR comparisons than benchmarking target pay levels, (2) the larger group best represents the universe of companies with which the Company competed for investor capital, and (3) it is less likely to be meaningfully affected by the loss of constituent companies during the period. In addition, the S&P MidCap 400 Capital Goods Group is a regularly published listing with all the necessary data to make the required calculations.

Compensation Discussion and Analysis

CEO Assessment Process and Principal Conclusions

Each year, the Chief Executive Officer proposes a set of goals and objectives for himself, which are reviewed and approved by the Board as part of an annual self-assessment and review process managed by the Committee. The goals and objectives include quantitative goals based on the annual operating plan and related metrics, as well as certain qualitative objectives relating to business strategy, organization, and intellectual capital development. At the end of each year, our Chief Executive Officer prepares and delivers to the Committee a self-assessment of his performance during that year, with reference to the goals and objectives established at the beginning of the year as well as challenges and opportunities that arose during the year. This self-assessment is shared with the other members of the Board, and their responses and other observations are compiled by the Chair of the Committee and, along with our Lead Independent Director, discussed with our Chief Executive Officer, who then responds to the full Board.

Max H. Mitchell Age: 62	Chairman, President and Chief Executive Officer Crane Company

Principal Conclusions

Outcomes for 2025, which shaped the Committee’s compensation decisions in January 2026:

(1)  Under Mr. Mitchell’s leadership, the post-separation total stockholder performance through the end of 2025 continued to be exceptional, achieving total stockholder returns of 21.5%, compared to 17.7% for the S&P MidCap 400 Capital Goods Industry Group Index.

(2)  Mr. Mitchell drove the Company’s performance to achieve a new record high EPS on a separation-adjusted basis.

(3)  After driving significant operational improvements in our businesses for many years, Mr. Mitchell also drove record adjusted segment margins in both of the Company’s business Segments, with Aerospace & Advanced Technologies reaching 25.2% and Process Flow Technologies 21.5%.

(4)  Mr. Mitchell completed several meaningful acquisitions in 2025, and announced a significant strategic acquisition – the acquisition of the Panametrics, Druck and Reuter-Stokes businesses, adding to the Company’s Aerospace & Advanced Technologies and Process Flow Technologies Segments, which will add approximately $390 million in annualized revenue and approximately $60 million in adjusted EPS contribution, and the acquisition of optek-Danulat, expanding the Company’s portfolio of sensing related businesses. These acquisitions continued to deliver on the Company’s strategy of adding higher growth and higher margin businesses to the portfolio.

(5)  Mr. Mitchell continued to drive an active funnel process, exploring numerous M&A opportunities throughout the year, maintaining a disciplined approach to ensure the Company remained aligned to its balanced capital allocation criteria.

(6)  Mr. Mitchell continued reinforcing application of the “Machine” that is the Crane Business System, distinguishing the Company as a differentiated operator.

(7)  Mr. Mitchell successfully executed on the Board’s CEO transition plan, and developed Mr. Alcala to become CEO of the Company beginning at the Annual Meeting.

(8)  Mr. Mitchell continued to lead by example, reinforcing the Company’s core values of doing business ethically and with a consistent focus on transparency and integrity, creating an environment of high expectations and zero tolerance for unethical business conduct.

These observations were taken into account by the Committee, along with the competitive data supplied by FW Cook, in approving Mr. Mitchell’s bonus for 2025 under the Annual Incentive Plan. The CEO does not participate in any deliberations regarding his own compensation.

A similar process is followed for each of the Company’s other NEOs except that it is the Chief Executive Officer who reviews the self-assessment by such executive officer and provides the conclusions and findings that help guide the compensation decisions affecting such officer; for the other NEOs, annual incentive compensation, though largely formula-based, is subject to adjustment by the CEO, and subject to review and approval by the Committee, based on assessment of individual performance.

Compensation Discussion and Analysis

Stockholder Feedback: Say-on-Pay Vote in 2025

In accordance with the Dodd-Frank Act Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related rules adopted by the Securities and Exchange Commission, we presented a “Say-on-Pay” item to stockholders in 2025, which called for an advisory, non-binding vote regarding the compensation of our NEOs in 2024 as described in the proxy statement. On this item, over 97% of the votes cast were in favor of the resolution. In light of strong stockholder support, the Committee concluded that no revisions were necessary to our executive compensation program in direct response to the vote.

Policies and Practices Related to Our Executive Compensation Program

Compensation Risk Assessment

The Compensation Committee has established a process for assessing the potential that our compensation plans and practices may encourage our executives to take risks that are reasonably likely to have a material adverse effect on the Company. A senior management team led by the Executive Vice President, Chief Human Resources Officer conducts a review of the operation and effect of our compensation plans and practices which is presented to the Committee for discussion at its February meeting. With the assistance of FW Cook, the Committee concluded that our compensation plans and practices do not encourage excessive or unnecessary risk-taking for the following reasons:

•	Our incentive plans have a mix of performance measures, including Company-wide and business unit financial measures, operational measures, and individual objectives.

•	Our compensation programs contain a balance of annual and long-term incentive opportunities.

•	We cap incentive plan payouts within a reasonable range.

•	The range of payouts from threshold to maximum payout (performance slope) is carefully considered to ensure an appropriate risk profile.

•	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.

•	Our clawback policy provides a means for the Company to recover the value of incentive awards in the event of a financial restatement regardless of any executive fault or misconduct.

•	The mix of PRSUs and stock options in our long-term incentive program provides a blend of relative and absolute performance measures for our senior executives.

Compensation Discussion and Analysis

Stock Ownership Guidelines
The Company’s stock ownership guidelines for executive officers are expressed as a multiple of base salary (as of December 31, 2025):

Executive Level	Minimum Ownership Level	Actual CEO/CFO Ownership Level

CEO	6 x Base Salary	60 x Base Salary

CFO	5 x Base Salary	17 x Base Salary

Executive Officers-CEO Direct Reports	4 x Base Salary

Other Executive Officers	3 x Base Salary
Shares that count toward the satisfaction of the guidelines are (i) shares owned by the executive, (ii) shares held in the executive’s 401(k) account, and (iii) the after-tax
value (65%) of TRSUs held by the executive. Neither unearned or unvested PRSUs nor unexercised stock options count for purposes of the guidelines. The policy permits executives to sell up to 50% of the net shares realized upon an option exercise or vesting of RSUs (i.e., the total shares covered by the option exercised or the RSU grant vesting less the number of shares surrendered to pay the exercise price and satisfy tax withholding obligations), while retaining at least 50% of such net shares in order to meet the stock ownership guidelines. Once such guidelines are met, the policy permits executives to sell any shares held above the required ownership guidelines.

As of March 4, 2026, all of the NEOs either held the requisite number of shares or were complying with the above-referenced retention ratio in accordance with the guidelines.

Policies with Respect to Timing of Stock-Based Awards and Exercise Price of Stock Options
Annual awards of stock options and RSUs to executive officers generally are approved on a pre-determined
basis at the Committee’s regularly scheduled January meeting, in order that full-year performance may be considered, and the awards are granted 10 business days later, after the Company’s full year earnings have been released, to better align grant date value with the stockholders’ experience. The Compensation Committee also grants stock options and RSUs at other dates to newly hired or promoted executives. All options must be granted at an exercise price that is at least equal to 100% of the fair market value of the Company’s common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day. We do not grant stock options or other equity compensation awards in anticipation of the release of material, non-public
information. Similarly, we do not time the release of material, non-public
information based on stock option or other equity award grant dates for the purpose of affecting the value of any award to NEOs.
Policy with Respect to Hedging and Pledging of Company Stock
Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, allowing the benefit of continued ownership of the stock without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as the Company’s other stockholders. For this reason, the Board has maintained a longstanding policy prohibiting any director, executive officer, or any other designated employee who qualifies as an insider from (1) entering into any hedging or other transaction to limit the risk of ownership of Company stock, or (2) pledging Company stock to secure any loan or advance of credit. During 2025, none of our directors and executive officers engaged in any such transactions.

Compensation Discussion and Analysis

Insider Trading Policies and Procedures
We have adopted and maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities that are applicable to the Company itself, all of our directors, officers and employees of the Company and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. Our insider trading policy prohibits our directors, officers and employees from trading in Company securities while in possession of material, non-public information. Our insider trading policy also prohibits our directors, officers and employees from disclosing material, non-public information of the Company to others, unless such disclosure is made in accordance with the Company’s policies regarding the protection and external disclosure of information regarding the Company. In addition, directors, officers and certain other designated persons of the Company are required to obtain approval in advance of engaging in transactions in Company securities and comply with additional trading restrictions. This summary of our insider trading policies and procedures does not purport to be complete and is qualified in its entirety by reference to our insider trading policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on
Form 10-K for
the fiscal year ended December 31, 2024.
Clawback Policy
With the Board’s approval, in 2023, the Company adopted a revised Compensation “Clawback” Policy to provide a means for the recovery of certain incentive compensation awards pursuant to Section 954 of the Dodd-Frank Act, the Securities and Exchange Commission 2022 final rules and the adopted NYSE listing standards for compensation clawback. Under the revised clawback policy, the Company is required to recoup erroneously awarded incentive compensation from current and former executive officers, including its principal accounting officer, in the event of a financial restatement that is required to correct a material error in a previously issued financial statement regardless of executive fault or misconduct. Covered compensation includes all incentive-based compensation that is granted, vested or otherwise tied to a financial reporting measure within the meaning of the rules, including those payments under the Company’s Annual Incentive Plan and Performance Based Restricted Stock Units. The policy covers compensation erroneously received (within the meaning of the rules) during the three completed fiscal years preceding the date the financial restatement is required and recoupment is mandatory.
Impact of Internal Revenue Code Section 162(m)
Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. As a result, compensation paid in excess of $1 million to our NEOs generally will not be deductible. The Compensation Committee designs compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.
Other Arrangements with Our Named Executive Officers
Change in Control Provisions
Each of the Company’s executive officers has an agreement that, in the event of a change in control of the Company, provides for continued employment for a period of three years or until normal retirement following the change in control. Upon termination within such employment period after a change in control, either by the employer without cause or by the executive with “Good Reason” for constructive termination, the executive is entitled to receive a multiple of base salary and average annual bonus payments based on the number of years in the employment period, and certain other benefits. The annual incentive plans, stock options, and RSUs contain similar features which accelerate vesting in the event of termination following a change in control. The change in control agreements do not provide for any tax gross-ups,
and instead cap the payments to the employee to the extent that such payments, together with accelerated vesting of stock options and RSUs, would trigger any excise tax under Section 4999 of the Internal Revenue Code resulting from such payments (and if capping the payments provides the employee with a larger after-tax
payment).

Compensation Discussion and Analysis

As set forth below under “Potential Payments upon Termination or Change in Control,” the aggregate payments to the NEOs under the change in control agreements, including the estimated value of continuation for three years (or until normal retirement age) of the individual’s medical coverage and other benefits, had a change of control taken place on December 31, 2025, and had employment been terminated immediately thereafter, would range from $12,100,080 for Mr. Mitchell to $3,346,818 for Ms. Polmanteer. The Board has approved these agreements and other provisions to assure the continuity of management in the event of a change in control and considers these agreements and provisions to be competitive with terms offered by other companies with which we compete for executive talent.
Indemnification Agreements
Each of the NEOs has an indemnification agreement with Crane Company. The indemnification agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of the Company or for another entity at the request of the Company, and either to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of such insurance.
Use of Company Aircraft
Crane Company has entered into time share agreements with Messrs. Tullis and Mitchell regarding personal use of the corporate aircraft, including aircraft leased by the Company from a third-party operator. Under the agreements, Crane Company agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay the Company for each flight. The agreement with Mr. Tullis provides that he pays the aggregate incremental cost of aircraft operation. Such incremental costs include fuel, landing fees, parking fees, temporary hangar charges, flight crew meals and lodging, and, for chartered aircraft, the entire charter fee. The agreement with Mr. Mitchell provides that he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $185,000, and thereafter is required to reimburse the Company for all incremental cost incurred above that amount. Beginning at the Annual Meeting, Mr. Alcala will be provided with a similar arrangement for personal use of the Company aircraft. When Mr. Mitchell becomes Executive Chairman at the Annual Meeting, he will continue to have access to personal use of the Company aircraft under his current terms. During 2025, the aggregate incremental cost to Crane for personal use of the aircraft by Messrs. Tullis and Mitchell, less amounts paid by them under the time share agreements, were $0 and $185,000, respectively.

Compensation Discussion and Analysis

Management Organization and Compensation Committee Report

The Compensation Committee of the Board has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on our review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by:

The Management Organization and Compensation

Committee of the Board of Directors of Crane Company

Jennifer M. Pollino, Chair

Sanjay Kapoor

Ellen McClain

Charles G. McClure, Jr.

James L. L. Tullis

2025 EXECUTIVE COMPENSATION TABLES

Annual Compensation of the Named Executive Officers

Base Salary — The 2025 annual base salary of the Chief Executive Officer, Mr. Mitchell, is determined by the Committee and approved by the Board of Directors. The base salary of each of the other NEOs is recommended by the Chief Executive Officer and approved by the Compensation Committee. Base salary accounted for approximately 30% of the aggregate total compensation of the other NEOs.

Stock Awards (PRSUs and TRSUs) — In early 2025, the Compensation Committee made grants of PRSUs to certain key executives, including the NEOs, which were tied to a relative TSR metric over a three-year performance period. The Committee also made grants of TRSUs to certain key executives, including the NEOs, which will vest ratably on the first, second, third, and fourth anniversaries of the date of grant.

The grants were made pursuant to the Stock Incentive Plan. See “Potential Payments Upon Termination or Change in Control” beginning on page 68 for a description of treatment of the PRSUs and TRSUs upon termination of employment.

Option Awards — In early 2025, the Committee made annual grants of stock options to executives and other key employees including the NEOs pursuant to the Stock Incentive Plan. Options become exercisable 25% per year over four years, and expire, unless exercised, 10 years after grant. The exercise price of the options granted on February 10, 2025, was $173.50, which was the fair market value of Crane Company’s stock on the date of grant, calculated in accordance with the terms of the Stock Incentive Plan by using the closing price on the grant date. See “Potential Payments Upon Termination or Change in Control” beginning on page 68 for a description of treatment of the options upon termination of employment.

Non-Equity Incentive Plan Compensation — In early 2025, the Compensation Committee established target bonus awards and performance targets pursuant to the Annual Incentive Plan for each of the Company’s executive officers (including the NEOs). The awards became payable in cash in the first quarter of 2026 to the extent that certain performance targets were met during 2025. The target awards are shown in the 2025 Grants of Plan-Based Awards table beginning on page 62; the amounts shown in the 2025 Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2025 are the actual amounts paid.

Other Compensation — The amounts appearing in the 2025 Summary Compensation Table under the caption “All Other Compensation” are disaggregated in footnote 5 to the table.

2025 Executive Compensation Tables

2025 Summary Compensation Table

The table below summarizes the compensation for 2025, 2024 and 2023 earned by Crane Company’s Chief Executive Officer, its Chief Financial Officer, and each of the three other most highly paid executive officers (as determined pursuant to SEC rules) as employees of Crane Company, and, prior to the separation, as employees of Crane Holdings, Co.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Max H. Mitchell Chairman, President and Chief Executive Officer	2025	1,244,231	—	5,480,738	1,562,506	1,840,200	56,296	334,881	10,518,852
	2024	1,200,000	—	4,900,834	1,409,993	1,732,320	0	356,992	9,600,139
	2023	1,200,000	—	4,557,813	1,340,013	2,610,720	100,402	256,079	10,065,027

Richard A. Maue Executive Vice President and Chief Financial Officer	2025	817,954	—	1,168,090	337,524	817,780	—	86,118	3,227,466
	2024	787,926	—	1,115,501	324,975	791,027	—	96,306	3,115,735
	2023	759,714	—	1,093,630	324,980	1,175,877	—	89,477	3,443,678

Alejandro A. Alcala Executive Vice President and Chief Operating Officer	2025	724,769	—	1,038,369	300,013	681,990	—	70,662	2,815,803
	2024	642,596	—	858,045	250,005	618,450	—	75,191	2,444,287
	2023	586,823	—	630,942	187,505	815,850	—	63,545	2,284,665

Anthony M. D’Iorio Executive Vice President, General Counsel and Secretary	2025	615,923	—	822,167	237,494	542,759	22,480	66,346	2,307,169
	2024	598,272	—	772,369	225,015	530,100	0	73,821	2,199,577
	2023	573,503	—	757,141	225,006	785,314	26,168	64,678	2,431,810

Tamara S. Polmanteer Executive Vice President and Chief Human Resources Officer	2025	487,606	—	562,512	162,472	429,684	—	56,515	1,698,789
	2024	473,742	—	514,913	149,993	419,663	—	66,456	1,624,767
	2023	456,960	—	504,721	150,004	582,060	—	59,043	1,752,788

(1)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of TRSUs and PRSUs made during the indicated year. For details of individual grants of TRSUs and PRSUs during 2025, see the “2025 Grants of Plan-Based Awards” table below. The assumptions on which these valuations are based are set forth in Note 8 to the audited financial statements included in Crane Company’s annual report on Form 10-K filed with the SEC on February 26, 2026.

(2)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options made during the indicated year. For details of individual grants of stock options during 2025, see the “2025 Grants of Plan-Based Awards” table below. The assumptions on which these valuations are based are set forth in Note 8 to the audited financial statements included in Crane Company’s annual report on Form 10-K filed with the SEC on February 26, 2026.

(3)

Amounts shown in this column for all NEOs represent amounts determined on the basis of the indicated year’s performance and paid early in the following year under the Annual Incentive Plan. For details of the 2025 non-equity incentive plan compensation, including the minimum, target and maximum amounts that were potentially payable, see the “2025 Grants of Plan-Based Awards” table below.

(4)

The amount shown in this column for 2025 for Messrs. Mitchell and D’Iorio is the change in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Pension Plan for all Eligible Employees of Crane and the Crane benefit equalization plan) from December 31, 2024, to December 31, 2025, with further detail listed below. For 2024, amounts in this column are zero because the change in actuarial present value was negative. For additional information regarding these plans, see the “Retirement Benefits” section in this Proxy Statement:

	Year Ended December 31	Pension Plan for Eligible Employees ($)	Benefit Equalization Plan ($)

M. H. Mitchell	2025	26,119	30,177

A. M. D’Iorio	2025	22,480

2025 Executive Compensation Tables

(5)	Amounts shown in this column include the following for 2025:

	Dividends Paid on Restricted Stock/RSUs* ($)	Personal Use of Company Aircraft** ($)	Personal Use of Company- Provided Car ($)	Company Contribution to Benefit Equalization Plan*** ($)	Company Contribution to 401(k) Plan ($)	Insurance Premiums ($)	Executive Health Program	Cyber Security Protection- Home Network ($)	Total ($)

M. H. Mitchell	24,246	185,000	18,013	78,797	21,000	2,376	2,499	2,950	334,881

R. A. Maue	7,037		15,798	37,769	21,000	1,564		2,950	86,118

A. A. Alcala	4,914		13,674	29,797	21,000	1,277			70,662

A. M. D’Iorio	4,795		15,482	23,881	21,000	1,188			66,346

T. S. Polmanteer	3,810		14,046	16,718	21,000	941			56,515

*

This column reflects dividends paid on shares of TRSUs at the same rate as on all other shares of Crane Company, or as applicable, Crane NXT, Co. common stock. Dividends are not accrued or paid on PRSUs until the awards are earned and shares of common stock are issued in respect thereof.

**

The method of computing the cost of personal use of the Crane Company aircraft is described under the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Section 2: Principal Elements of Crane’s Executive Compensation Program — Other Compensation for Named Executive Officers.”

***	Includes Crane Company’s contribution to the defined contribution benefit under the benefit equalization plan; see “Nonqualified Deferred Compensation Benefits” below.

2025 Executive Compensation Tables

2025 Grants of Plan-Based Awards

The following table gives further details of 2025 compensation as disclosed in the “Stock Awards,” “Option Awards” and “Non-Equity Incentive Plan Compensation” columns of the “2025 Summary Compensation Table.”

In the table below, the rows labeled “AIP” disclose target bonuses set in January 2025, at which time business performance targets were also fixed. Note that the amount shown in the “2025 Summary Compensation Table” for 2025 under the heading “Non-Equity Incentive Plan Compensation” is the cash bonus actually paid, which was determined entirely by the performance of the business as compared to the targets set at the beginning of 2025.

The column headed “Grant Date Fair Value of Stock and Option Awards” shows the grant date fair value of the TRSUs, PRSUs and stock options granted in 2025. These amounts also appear in the “2025 Summary Compensation Table” under the respective headings “Stock Awards” and “Option Awards”; see footnotes 1 and 2 to the “2025 Summary Compensation Table” on page 60. The value of any awards at vesting may be higher or lower than the grant date fair value.

	Type of Award	Grant Date(1)	Approval Date	Estimated possible payouts under non-equity incentive plan awards(2) ($)			Estimated future payouts under equity incentive plan awards(3) (#)			All Other Stock Awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)(4)	Grant date fair value of stock and option awards ($)(5)
Name				Threshold	Target	Max.	Threshold	Target	Max.

M. H. Mitchell	AIP			750,000	1,500,000	3,000,000
	PRSU	2/10/25	1/27/25				4,953	19,813	39,626				4,230,670
	TRSU	2/10/25	1/27/25							7,205			1,250,068
	Options	2/10/25	1/27/25								20,369	173.50	1,562,506

R. A. Maue	AIP			349,180	698,360	1,396,720
	PRSU	2/10/25	1/27/25				973	3,890	7,780				830,632
	TRSU	2/10/25	1/27/25							1,945			337,458
	Options	2/10/25	1/27/25								4,400	173.50	337,524

A. A. Alcala	AIP			291,200	582,400	1,164,800
	PRSU	2/10/25	1/27/25				865	3,458	6,916				738,387
	TRSU	2/10/25	1/27/25							1,729			299,982
	Options	2/10/25	1/27/25								3,911	173.50	300,013

A. M. D’Iorio	AIP			231,750	463,500	927,000
	PRSU	2/10/25	1/27/25				685	2,738	5,476				584,645
	TRSU	2/10/25	1/27/25							1,369			237,522
	Options	2/10/25	1/27/25								3,096	173.50	237,494

T. S. Polmanteer	AIP			183,469	366,938	733,875
	PRSU	2/10/25	1/27/25				468	1,873	3,746				399,942
	TRSU	2/10/25	1/27/25							937			162,570
	Options	2/10/25	1/27/25								2,118	173.50	162,472

(1)

All grants of PRSUs, TRSUs and stock options were approved by the Committee at its meeting on January 27, 2025 with a grant date scheduled on February 10, 2025, on which date the number of underlying Crane Company shares and (for the stock options) exercise price were first determinable.

(2)

On January 26, 2026, the Committee approved bonus payouts for 2025 at 122.7% of target for the CEO and 117.1% of target for the other corporate NEOs based on 2025 results as adjusted for certain special items. The approved bonus payout amounts were paid in February 2026 and are shown in the “2025 Summary Compensation Table” under “Non-Equity Incentive Plan Compensation” for 2025.

(3)	Amounts shown were, as of the date the PRSUs were granted by Crane Company on February 10, 2025, the number of Crane Company shares that could vest at threshold, target and maximum performance levels.

(4)

The exercise price of options is, as of the grant date of the options, the fair market value of Crane Company’s stock on the date of grant, determined in accordance with the terms of the Stock Incentive Plan, which is the closing market price on the date of grant.

2025 Executive Compensation Tables

(5)	The grant date fair values of PRSUs, TRSUs, and stock options are as follows, in each case calculated in accordance with FASB ASC Topic 718 and tied to Crane Company’s stock as of the grant date:

Type of Equity Award	Value ($)	Method of Valuation

PRSUs	213.53	Monte Carlo pricing model

TRSUs	173.50	Closing trading price on grant date

Stock Options	76.71	Black-Scholes pricing model

2025 Option Exercises and Stock Vested

The following table provides information on all exercised stock options, and all vesting of RSUs, for each of the NEOs for 2025. We continue to show information related to awards in Crane NXT, Co. shares that relate to awards adjusted due to the separation.

The value realized on exercise of options is computed by multiplying shares acquired upon exercise by the difference between the market price of the shares on the applicable exercise date (calculated as the closing price on that date, or, if the shares received were concurrently sold, as the price actually obtained), and the exercise price of the options. The value realized on vesting of TRSUs and PRSUs is computed by multiplying the number of shares by the closing price on the applicable vesting date.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)

M. H. Mitchell

	Crane Company			56,691	$9,244,249

	Crane NXT, Co.			61,939	$3,970,129

R. A. Maue

	Crane Company	14,076	$1,872,184	13,334	$2,179,279

	Crane NXT, Co.			14,338	$919,058

A. A. Alcala

	Crane Company	23,084	$3,145,676	7,299	$1,194,567

	Crane NXT, Co.	7,778	$241,034	7,690	$492,968

A. M. D’Iorio

	Crane Company			8,251	$1,349,549

	Crane NXT, Co.	39,742	$1,008,506	8,820	$565,418

T. S. Polmanteer

	Crane Company			7,006	$1,126,603

	Crane NXT, Co.			7,469	$456,013

2025 Executive Compensation Tables

2025 Outstanding Equity Awards at Fiscal Year-End

The following table shows for each NEO, as of December 31, 2025: (i) under the heading “Option Awards,” the number of unexercised options, whether exercisable or unexercisable, with the exercise price and expiration date of each grant; (ii) in the first and second columns under the heading “Stock Awards,” the number and market value of unvested shares of restricted stock, and TRSUs; and (iii) in the third and fourth columns under the heading “Stock Awards,” the number and market value of unearned PRSUs. As described more fully in the 2024 annual proxy statement, equity awards granted to the NEOs prior to the separation transaction were adjusted upon the separation transaction into awards denominated in Crane Company and Crane NXT stock. The Outstanding Equity Awards table reflects both the Crane Company component and Crane NXT component of awards that remained outstanding at the end of 2025.

			Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

M. H. Mitchell	Crane Company	21,718	—		64.86	1/29/2028	21,097	3,890,920	103,706	19,126,498
		116,293	—		54.96	1/28/2029	—	—	—	—
		118,273	—		58.05	1/27/2030	—	—	—	—
		61,239	—		54.58	1/25/2031	—	—	—	—
		30,913	10,305	(5)	70.64	2/7/2032	—	—	—	—
		15,776	15,776	(6)	83.14	2/6/2033	—	—	—	—
		6,714	20,143	(7)	124.80	2/12/2034	—	—	—	—
		—	20,369	(8)	173.50	2/10/2035	—	—	—	—

	Crane NXT, Co.	21,718	—		35.06	1/29/2028	7,113	334,809	20,513	965,547
		116,293	—		29.71	1/28/2029	—	—	—	—
		118,273	—		31.38	1/27/2030	—	—	—	—
		61,239	—		29.50	1/25/2031	—	—	—	—
		30,913	10,305	(5)	38.19	2/7/2032	—	—	—	—
		15,776	15,776	(6)	44.94	2/6/2033	—	—	—	—

R. A. Maue	Crane Company	7,497	2,500	(5)	70.64	2/7/2032	6,055	1,116,724	21,843	4,028,504
		3,826	3,826	(6)	83.14	2/6/2033	—	—	—	—
		1,547	4,643	(7)	124.80	2/12/2034	—	—	—	—
		—	4,400	(8)	173.50	2/10/2035	—	—	—	—

	Crane NXT, Co.	6,571	—		31.38	1/27/2030	2,157	101,530	4,523	212,898
		15,010	—		29.50	1/25/2031	—	—	—	—
		7,497	2,500	(5)	38.19	2/7/2032	—	—	—	—
		3,826	3,826	(6)	44.94	2/6/2033	—	—	—	—

A. A. Alcala	Crane Company	11,083	—		54.96	1/28/2029	4,445	819,791	15,819	2,917,498
		13,141	—		58.05	1/27/2030	—	—	—	—
		7,205	—		54.58	1/25/2031	—	—	—	—
		4,037	1,346	(5)	70.64	2/7/2032	—	—	—	—
		2,207	2,208	(6)	83.14	2/6/2033	—	—	—	—
		1,190	3,572	(7)	124.80	2/12/2034	—	—	—	—
		—	3,911	(8)	173.50	2/10/2035	—	—	—	—

	Crane NXT, Co.	1,802	—		29.50	1/25/2031	1,213	57,096	2,610	122,853
		1,346	1,346	(5)	38.19	2/7/2032	—	—	—	—
		2,207	2,208	(6)	44.94	2/6/2033	—	—	—	—

2025 Executive Compensation Tables

			Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

A. M. D’Iorio	Crane Company	3,560	—		58.05	1/27/2030	4,154	766,122	15,167	2,797,250
		8,405	—		54.58	1/25/2031	—	—	—	—
		4,614	1,538	(5)	70.64	2/7/2032	—	—	—	—
		2,649	2,649	(6)	83.14	2/6/2033	—	—	—	—
		1,701	3,215	(7)	124.80	2/12/2034	—	—	—	—
		—	3,096	(8)	173.50	2/10/2035	—	—	—	—

	Crane NXT, Co.	—	1,538	(5)	38.19	2/7/2032	1,432	67,404	3,131	147,376
		—	2,649	(6)	44.94	2/6/2033	—	—	—	—

T. S. Polmanteer	Crane Company	3,460	1,154	(5)	70.64	2/7/2032	2,835	522,859	10,159	1,873,624

		1,766	1,766	(6)	83.14	2/6/2033	—	—	—	—

		714	2,143	(7)	124.80	2/12/2034	—	—	—	—
		—	2,118	(8)	173.50	2/10/2035	—	—	—	—

	Crane NXT, Co.	1,153	1,154	(5)	38.19	2/7/2032	996	46,882	2,087	98,235
		883	1,766	(6)	44.94	2/6/2033	—	—	—	—

(1)

Options vest on the dates indicated in the corresponding footnote; options also vest (or continue to vest per schedule in case of retirement for certain awards) upon death, disability, retirement, or termination after a change in control. Retirement for this purpose generally means termination of employment after age 65 or after age 62 with at least 10 years of service.

(2)	Figures in this column include time-based RSUs which will vest according to the following schedule:

Vesting Date	Security	Mitchell	Maue	Alcala	D’Iorio	Polmanteer

February 6, 2026	Crane Company	2,239	679	391	470	313

	Crane NXT, Co.	2,239	679	391	470	313

February 7, 2026	Crane Company	2,635	799	430	492	369

	Crane NXT, Co.	2,635	799	430	492	369

February 10, 2026	Crane Company	1,801	486	432	342	234

February 12, 2026	Crane Company	2,260	651	501	451	301

February 6, 2027	Crane Company	2,239	679	392	470	314

	Crane NXT, Co.	2,239	679	392	470	314

February 10, 2027	Crane Company	1,801	486	432	342	234

February 12, 2027	Crane Company	2,259	651	501	451	300

February 10, 2028	Crane Company	1,801	486	432	342	234

February 12, 2028	Crane Company	2,260	651	501	451	301

February 10, 2029	Crane Company	1,802	487	433	343	235

For all grants, vesting also occurs (or continues to occur per schedule in case of retirement for certain awards) upon death, disability, or retirement, or upon termination after a change in control. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service.

(3)

Computed using a price of $184.43 per share for awards in Crane Company shares, and $47.07 per share for awards in Crane NXT shares, which in each case was the closing market price of Crane Company or Crane NXT common stock on the last trading day of 2025, as applicable.

(4)

The PRSUs granted in 2024 and 2025 will vest, if at all, on December 31, 2026, and December 31, 2027, respectively, as determined with reference to the percentile ranking of the total stockholder return (share price appreciation plus reinvested dividends), or TSR, of, respectively, Crane Company and Crane NXT common stock for the three-year period ending on that date (assuming for the purposes of the calculations that each had been an independent company since the beginning of the respective performance period), as compared to the TSRs of the other companies in the S&P MidCap 400 Capital Goods Group. Pursuant to

2025 Executive Compensation Tables

SEC rules, the hypothetical amounts shown in the table include the PRSUs granted in 2024 at maximum payout (200%), and the PRSUs granted in 2025 at a payout of 100% (based on Crane Company’s TSR performance as of December 31, 2025). In addition, the maximum value that can be earned under the PRSUs (total shares earned multiplied by the final share price) is capped at four times the original grant value. There can be no assurance, however, that each company’s TSR for a full vesting period will be sufficient for the PRSUs to vest, if at all, at any particular level. The PRSUs granted in 2023 vested after performance results through December 31, 2025, were certified, at 138.8% of target for the Crane Company portion and at 83.3% of target for the Crane NXT portion, and are reflected in the table at that level.

(5)	This option grant will be 100% vested on February 7, 2026.

(6)	This option grant will be 75% vested on February 6, 2026, and 100% on February 6, 2027.

(7)	This option grant will be 50% vested on February 12, 2026; 75% on February 12, 2027; and 100% on February 12, 2028.

(8)	This option grant will be 25% vested on February 10, 2026; 50% on February 10, 2027; 75% on February 10, 2028; and 100% on February 10, 2029.

Retirement Benefits

Employees Hired Prior to 2006 (defined benefit) — Messrs. Mitchell and D’Iorio have accrued retirement benefits under Crane Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. For all eligible salaried employees, including all of the NEOs and other executive officers, Crane Company provides a retirement benefit equal to three percent of covered compensation, subject to the Internal Revenue Code limits as described below, which amount is invested in the Crane Company Savings and Investment Plan (401(k) plan), a defined contribution retirement plan, at the direction of the employee.

Effective January 1, 2013, all executive officers and other employees who were participants in the pension plan receive annual pension benefits payable under the pension plan equal to 1-2/3% per year of service of the participant’s average annual compensation during the five highest compensated consecutive years (prior to 2013) of the 10 years of service immediately preceding retirement less 1-2/3% per year of service of the participant’s Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits (including automobile allowances); (iii) moving expenses (including “home allowances”); (iv) deferred compensation; (v) welfare benefits; (vi) severance pay; (vii) amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of stock acquired under a qualified stock option; and (viii) amounts realized when restricted stock (or property) held by the employee is recognized in the employee’s taxable income under section 83 of the Internal Revenue Code. However, the Internal Revenue Code limits the total compensation taken into account for any participant under the pension plan. That limit was $350,000 for 2025 and is subject to adjustment in future years.

Benefit Equalization Plan — The NEOs also participate in the benefit equalization plan, a non-qualified, non-elective deferred compensation plan. Under the benefit equalization plan, participating executives receive a benefit intended to restore retirement benefits under Crane Company’s regular pension plan that are limited by the Internal Revenue Code cap on the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. There is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. The only NEO with a defined benefit account in this plan is Mr. Mitchell. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the benefit equalization plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Crane Holdings, Co.’s Management Organization and Compensation Committee extended the participation in this plan to 21 senior leadership executives, including all of the NEOs. This plan was transferred to and assumed by Crane Company in connection with the separation transaction.

See “Nonqualified Deferred Compensation Benefits” in this section of this Proxy Statement regarding certain employer contributions to the benefit equalization plan for the year 2014 and after.

2025 Executive Compensation Tables

The table below sets forth the number of years of credited service and the present value on December 31, 2025, of the accumulated benefit under the pension plan and the benefit equalization plan for each of the NEOs covered by those plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

M. H. Mitchell	Pension Plan for Eligible Employees of Crane	9	339,432	—
	Crane Benefit Equalization Plan	5	823,601	—
A. M. D’Iorio	Pension Plan for Eligible Employees of Crane	8	289,790	—

(1)

The actuarial present value of each participant’s accumulated pension benefit is determined using the same assumptions and pension plan measurement date used for financial statement reporting purposes. The actual retirement benefit at normal retirement date payable under the pension plan for eligible employees is subject to an additional limit under the Internal Revenue Code which, for 2025, does not permit annual retirement benefit payments to exceed the lesser of $280,000 or the participant’s average compensation for the participant’s three consecutive calendar years of highest compensation, subject to adjustment for future years. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with Crane or 10 years of participation in the defined benefit plan.

Nonqualified Deferred Compensation Benefits

The benefit equalization plan was amended effective January 1, 2013, to add a defined contribution component that restores the tax-limited portion of the non-matching company contribution under the Company’s 401(k) plan and also amended effective April 3, 2023, in connection with the closing of the separation transaction. That benefit is currently three percent of a participant’s annual salary plus bonus in excess of the Internal Revenue Code compensation limit that applies under the 401(k) plan. Contributions earn interest during a plan year at a rate equal to the average 10-year Treasury Constant Maturities for the month of December immediately preceding such plan year. The contributions become vested based on each participant’s years of service at the rate of 20% per year over five years. Vested contributions, as adjusted for interest, are payable in a lump sum cash payment seven months after termination of employment.

The following table shows information about the participation by each NEO in the benefit equalization plan with respect to this employer contribution. The NEOs do not participate in any other defined contribution non-qualified deferred compensation plans.

2025 Nonqualified Deferred Compensation

Name	Executive Contributions in 2025 ($)	Employer Contributions in 2025(1) ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)

M. H. Mitchell	—	78,797	32,846	—	859,833

R. A. Maue	—	37,769	14,389	—	379,935

A. A. Alcala	—	29,797	7,698	—	212,851

A. M. D’Iorio	—	23,881	5,793	—	161,624

T. S. Polmanteer	—	16,718	2,689	—	80,653

(1)	Amounts in this column are included in “All Other Compensation” in the 2025 Summary Compensation Table.

2025 Executive Compensation Tables

Potential Payments Upon Termination or Change in Control

The NEOs would have received certain payments or other benefits in the following circumstances, assuming that each had taken place on December 31, 2025:

•	the executive resigns voluntarily;

•	the executive is involuntarily terminated, either directly or constructively;

•	the executive retires;

•	the executive dies or becomes permanently disabled while employed; or

•	a change in control of the Company takes place and the executive is terminated under certain circumstances within up to three years.

Such payments or other benefits would be due to the NEOs under the following plans and agreements:

Severance Pay

Our severance general practice is to pay salaried employees one week per year of service upon termination of employment by the Company for the convenience of the Company; however, our prevailing practice on severance in the case of executive officers is to pay the executive an amount equal to one year’s base salary, either in a lump sum or by continuation of biweekly payroll distributions, at the election of the executive (to the extent permitted by applicable law), with medical, dental, and other welfare benefits and retirement benefits continuing during such period. Under this practice, if each of the NEOs had been terminated by Crane Company for the convenience of Crane Company as of December 31, 2025, the severance to which they would have been entitled (including the estimated value of continuation of welfare benefits) would have been as follows:

M. H. Mitchell	$1,274,638

R. A. Maue	$857,203

A. A. Alcala	$757,084

A. M. D’Iorio	$618,000

T. S. Polmanteer	$498,803

Annual Incentive Plan

Under the Company’s Annual Incentive Plan, an NEO must generally remain employed through the bonus payment date to be eligible for an award. If, however, employment terminates before the payment date due to the NEO’s death, “disability,” or “retirement” (as defined in the Annual Incentive Plan), the NEO remains eligible to receive a prorated bonus for the year, subject to actual performance results. Had any of the NEOs experienced a termination due to death, disability or (if eligible) retirement under the Annual Incentive Plan as of December 31, 2025, the NEO would have remained eligible to receive the full annual bonus for 2025 in the amount shown under the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table on page 60.

2025 Executive Compensation Tables

Stock Options

Voluntary Resignation	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally within 90 days

Involuntary Termination	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally within 90 days

Retirement(1)	Options continue to become vested and exercisable in accordance with the regular schedule and remain exercisable for the full option term, subject to compliance with a covenant not to compete with the Company

Death or Permanent Disability While Employed	Unvested options become immediately exercisable, and in the case of death vested options remain exercisable generally within one year after death

Change in Control	No change

Termination After Change in Control	Vesting is accelerated only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control

(1)

Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service, other than termination due to death, disability, or by the Company for cause. As of the end of the last fiscal year, Mr. Mitchell and Mr. D’Iorio were eligible for retirement for this purpose.

If the then unvested stock options of each of the NEOs had become exercisable as of December 31, 2025, and assuming the value of Crane Company stock to be $184.43 per share and the value of Crane NXT stock to be $47.07, the closing prices on the last trading day of 2025, the aggregate value to each of the NEOs of exercising the unvested options on that date would have been as follows:

M. H. Mitchell	$4,319,429

R. A. Maue	$1,027,314

A. A. Alcala	$649,211

A. M. D’Iorio	$688,176

T. S. Polmanteer	$475,138

Restricted Share Units and Performance Restricted Share Units

Voluntary Resignation	Forfeited

Involuntary Termination	Forfeited

Retirement(1)	Continue to vest in accordance with the regular schedule, subject to compliance with a covenant not to compete with the Company

Death or Permanent Disability While Employed	Immediate vesting(2)

Change in Control	No change

Termination After Change in Control	Accelerated vesting only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control(3)

(1)

Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service, other than termination due to death, disability, or by the Company for cause. As of the end of the last fiscal year, Mr. Mitchell and Mr. D’Iorio were eligible for retirement for this purpose. Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Amounts in the table immediately below assume (based on performance through the end of the last fiscal year); for Crane Company, 138.8% for the 2023 grant, 200% for the 2024 grant, and 100% for the 2025 grant; and for Crane NXT, 83.3% for the 2023 grant.

(2)

Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Amounts in the table immediately below assume (based on performance through the end of the last fiscal year); for Crane Company, 138.8% for the 2023 grant, 200% for the 2024 grant, and 100% for the 2025 grant; and for Crane NXT, 83.3% for the 2023 grant.

2025 Executive Compensation Tables

(3)

For PRSUs vesting in connection with a change in control, the number of shares vesting is generally based on performance results determined through the date immediately before the change in control, except that if the change in control occurs during the first half of the performance period, the number of PRSUs vesting is based on target performance. Amounts in the table immediately below assume (based on performance through the end of the last fiscal year); for Crane Company, 138.8% for the 2023 grant, 200% for the 2024 grant, and 100% for the 2025 grant; and for Crane NXT, 83.3% for the 2023 grant.

If the then unvested RSUs (including PRSUs) owned by each of the NEOs had become vested as of December 31, 2025, and assuming the value of Crane Company stock to be $184.43 per share and the value of Crane NXT stock to be $47.07 per share, the closing prices on the last trading day of 2025, the aggregate value to each of the NEOs would have been as follows:

	Retirement(1), Death or Disability ($)	Termination after Change in Control ($)

M. H. Mitchell	24,317,774	24,317,774

R. A. Maue	5,459,657	5,459,657

A. A. Alcala	3,917,238	3,917,238

A. M. D’Iorio	3,778,151	3,778,151

T. S. Polmanteer	2,541,600	2,541,600

(1)	Only Mr. Mitchell and Mr. D’Iorio met the retirement eligibility criteria as of December 31, 2025.

Benefit Equalization Plan

Each of the NEOs participates in the benefit equalization plan described under the caption “Retirement Benefits” on page 50. Assuming their separation from service as of December 31, 2025, they would have become entitled to the following benefits under the defined benefit and defined contribution portions of the benefit equalization plan, respectively. In the event of a participant’s death, 100% of the defined contribution and 50% of the defined benefit would be payable to the participant’s beneficiary.

	Defined Benefit ($)	Defined Contribution ($)

M. H. Mitchell	823,601	859,833

R. A. Maue	—	379,935

A. A. Alcala	—	212,851

A. M. D’Iorio	—	161,624

T. S. Polmanteer(1)	—	80,653

(1)

Ms. Polmanteer is 80% vested in her Benefit Equalization Plan balance as of December 31, 2025. She will be 100% vested on March 8, 2026. In the case of death or disability, she would be deemed to be fully vested in her account balance.

Change in Control Agreements

Each of the NEOs has an agreement that, in the event of a change in control of the Company, provides for the continuation of the employee’s then current base salary, bonus plan, and benefits for the three-year period following the change in control. The agreements are for a three-year period but are automatically extended annually by an additional year unless the Company gives notice that the period shall not be extended.

Upon termination within three years after a change in control, by the Company without “Cause” or by the employee with “Good Reason” (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year’s bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year’s bonus or the average of the previous three years’ bonuses. All accrued deferred compensation and vacation pay, employee benefits, medical coverage, and other benefits also continue for three years (or until normal retirement) after termination.

“Cause” under the change in control agreements generally includes, among other things, personal dishonesty or certain breaches of fiduciary duty; repeated, willful, and deliberate failure to perform the executive’s specified duties; the

2025 Executive Compensation Tables

commission of a criminal act related to the performance of duties; distributing proprietary confidential information about the Company; habitual intoxication by alcohol or other drugs during work hours; or conviction of a felony.

“Good Reason” under the change in control agreements includes, among other things, any action by Crane Company that results in a diminution in the position, authority, duties, or responsibilities of the employee.

If a change in control had taken place on December 31, 2025, and employment had terminated immediately thereafter, each of the NEOs would have become entitled to the following benefits under this provision:

	Cash Payment ($)	Estimated value of continuation for three years (or until normal retirement) of medical coverage and other benefits ($)

M. H. Mitchell	12,100,080	73,914

R. A. Maue	6,110,864	106,810

A. A. Alcala	4,911,960	87,253

A. M. D’Iorio	4,261,103	—

T. S. Polmanteer	3,346,818	28,658

Aggregate Benefit Amounts

The table below reflects the estimated aggregate compensation that each of the NEOs would receive in the event of his or her voluntary resignation, involuntary termination, normal retirement at age 65, death or disability, change in control, and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2025, and include amounts earned through that date. They are therefore not equivalent to the amount that would be paid out to the executive upon termination at another time.

Name	Voluntary Resignation ($)	Involuntary Termination ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Termination after Change in Control ($)

M. H. Mitchell	—	1,274,638	30,477,403	30,477,403	—	40,811,196

R. A. Maue	—	857,203	7,304,751	7,304,751	—	12,704,645

A. A. Alcala	—	757,084	5,248,439	5,248,439	—	9,565,662

A. M. D’Iorio	—	618,000	5,009,086	5,009,086	—	8,727,429

T. S. Polmanteer	—	498,803	3,446,422	3,446,422	—	6,392,214

Equity Compensation Plan Table

As of December 31, 2025:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (c)

Equity compensation plans approved by security holders:

Crane Company 2023 Stock Incentive Plan	1,698,135	*	$68.28	7,092,615

Equity compensation plans not approved by security holders	—		—	—

Total	1,698,135		$68.28	7,092,615

*

Includes 206,635 RSUs, 149,868 DSUs and 269,344 PRSUs, assuming the maximum potential payout percentage. Actual numbers of shares may vary, depending on actual performance. If the PRSUs included in this total vest at the target performance level as opposed to the maximum level, the aggregate awards outstanding would be 1,563,463. Column (b) does not take RSUs, DSUs, or PRSUs into account because they do not have an exercise price.

2025 Executive Compensation Tables

Executive Compensation – Relative Measurements Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chairman, President and Chief Executive Officer. For the calendar year 2025, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $74,430 and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $119,680. The total compensation of our CEO, Max Mitchell, in 2025 was $10,518,852 (see “2025 Summary Compensation Table” beginning on page 60), which was 141 times the compensation of the median employee worldwide, and 88 times the compensation of the median employee in the United States.

Methodology

As permitted by SEC rules, for purposes of calculating the pay ratio above for 2025, we used worldwide and United States employees that were substantially similar to the worldwide and United States median employees identified for 2023. We did this because we concluded there has been no change in our employee population or employee compensation arrangements for 2025 that we reasonably believe would result in a significant change to our pay ratio disclosure. We then determined the 2025 annual total compensation of those two employees as shown above on the same basis as used for the CEO in the 2025 Summary Compensation Table. The following briefly describes the process we used to identify our median employees for 2023, based on our employee population as of December 31, 2023 of approximately 6,857 employees located in 24 countries around the world (excluding contract workers), of whom 3,862 were located in the United States for Crane Company:

•

We used a statistical sampling technique to identify each median employee, randomly selecting 259 of our worldwide employees and 253 of our United States employees. We then identified the individual in each of the two samples who received the median compensation, using for this purpose salary (including base wages), bonus and overtime actually paid during 2023.

•	In accordance with SEC rules, we excluded from our employee population the 345 employees acquired as a result of Crane Company’s acquisition of Baum lined piping GmbH on October 23, 2023.

•

In accordance with SEC rules, we also excluded from our employee population all employees located in 14 countries who together comprise 5% of all Crane Company employees. We excluded employee populations in the following countries: Australia (34), Austria (3), Belgium (15), Canada (54), France (66), Italy (11), Japan (17), South Korea (4), the Netherlands (50), Philippines (1), Poland (1), Saudi Arabia (7), Singapore (14), and the United Arab Emirates (49).

•	After excluding the employees described above, we ran our pay ratio calculation based on an employee population of 6,186 as of December 31, 2023.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

2025 Executive Compensation Tables

Pay Versus Performance
Introduction
Crane Company’s stockholders have continued to enjoy very strong stock price performance, in both absolute and relative terms, in connection with, and following, the separation transaction in 2023 (see graph below). Given the overweight pay for performance orientation of the compensation program (with the CEO at 86% performance based compensation and the other NEOs at 70%), NEO CAP values exceeded Summary Compensation Table disclosed pay in each of 2023, 2024, and 2025, reflecting corresponding increases in the value of outstanding TRSUs, deepening
“in-the-money”
spreads on outstanding stock options, and above target projected earnouts of outstanding PRSUs, all in line with the value created for our stockholders.
In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the
SEC-defined
“Compensation Actually Paid” (“CAP”). Also required by the SEC, this section compares CAP to various measures used to gauge performance at the Company.
Compensation decisions are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”), not in replacement. Additional information on how the Compensation Committee makes compensation decisions and aligns pay with performance can be found in the “Compensation Decision-Making Process” section of the CD&A.
Pay versus Performance Metrics
The table below shows, in compliance with PVP regulations, the most important metrics used to link CAP to Company performance. These measures, along with others, significantly impact annual compensation decisions and outcomes for the executive team.

Performance Metric	Impact on CAP
Adjusted EPS
Earnings from continuing operations per diluted share excluding special items	Determines 60% of the annual incentive payout for the Principal Executive Officer (“PEO”) and 75% for other NEOs

Adjusted Free Cash Flow
Cash provided by operating activities, less capital spending, adjusted for special items	Determines 20% of annual incentive payout for the PEO and 25% for other NEOs

Relative Total Stockholder Return
Stock price performance versus a comparator group (S&P 400 MidCap Capital Goods Index)	Determines 100% of the PRSU payout, which represents 55% of the annual LTI grant value for the PEO and 50% for other NEOs
In addition to the metrics detailed above, compensation decisions are made each year taking into account a number of other factors. Short-term and long-term incentives are subject to formalized performance and payout curves (detailed on page 49), but fixed compensation and target incentive pay levels are set based on individual performance, scope of responsibility, and assessment of pay competitiveness within the market.
Pay versus Performance Calculations and Impact of the Separation
As described in last year’s Proxy Statement, in connection with the 2023 separation transaction, equity awards held by the Company’s NEOs were adjusted using the “stockholder method” in which each pre-separation
Crane Holdings, Co. (now Crane NXT, Co.) award was adjusted into a Crane NXT equity award and a Crane Company equity award, with one Crane Company share for each pre-separation
Crane Holdings, Co. share. Option exercise prices were proportionately adjusted to reflect the relative values of each company as of the separation transaction. The adjusted awards were intended to have a combined intrinsic value immediately following the separation transaction equal to the intrinsic value of the outstanding Crane Holdings, Co. awards immediately before the separation transaction.

2025 Executive Compensation Tables

In accordance with SEC rules, the CAP values include both the Crane Company component and Crane NXT component of equity awards that vested during, and/or remained outstanding at the end, of 2023, 2024, or 2025, as applicable. This means that the equity awards held by the Company’s NEOs following the separation, as reflected in CAP values, are tied to the value of both Crane Company and Crane NXT stock prices and relative performance, as applicable. The PVP Table below includes the TSR of Crane Company from the separation date through the end of the applicable fiscal year. For a comprehensive view of performance that drives compensation actually paid values for the NEOs, the chart below illustrates the combined market capitalization growth from the end of fiscal year 2022
(pre-separation)
through December 31, 2025 as well as the estimated relative growth of Crane Company and Crane NXT during the same period.

Substantial Growth in Market Capitalization ($ Billions)
+157%
$5.7
$10.1
$12.2
$14.7
Crane Company (CR) $6.8 Billion
Crane NXT, Co. (CXT) $3.3 Billion
Crane Company (CR) $8.8 Billion
Crane NXT, Co. (CXT) $3.4 Billion
Crane Company (CR) $11.0 Billion
Crane NXT, Co. (CXT) $3.7 Billion
Dec. 31, 2022
Dec. 31, 2023
Dec. 31, 2024
Dec. 31, 2025

Pay versus Performance Table
Tabular disclosure for the PEO (CEO) and the average NEO (excluding the PEO) for reporting years 2023, 2024, and 2025 is shown in the table below:

Year (1) (a)	Summary Compensation Table Total for PEO (Mitchell) (2) (b)	Compensation Actually Paid to PEO (Mitchell) (3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (4) (d)	Average Compensation Actually Paid to Non-PEO NEOs (5) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (GAAP) (8) (h)	Adjusted EPS (9) (i)
					Post- Separation Crane Co. Total Stockholder Return (6) (f)	Peer Group Total Stockholder Return (7) (g)

2025	$10,518,852	$14,623,697	$2,512,307	$3,194,189	$237.42	$177.30	$331.7	$6.12

2024	$ 9,600,139	$17,309,821	$2,346,092	$3,583,444	$194.33	$148.45	$268.2	$5.32

2023	$10,065,027	$33,526,560	$2,478,236	$5,802,807	$150.46	$129.94	$203.8	$4.16

(1)	The Pay Versus Performance table reflects required disclosures for fiscal years 2023, 2024, and 2025.

(2)	For fiscal years 2023, 2024, and 2025, Mr. Mitchell was the Principal Executive Officer for the Company.

(3)
Compensation Actually Paid (CAP) is calculated from the PEO’s SCT compensation total, less the amounts reported in the SCT equity awards (i.e., RSUs, PRSUs, and stock options), less the change in pension value; adding the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end;
adding the amount equal to the change in fair value as of the end of the covered fiscal year, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; adding the amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year. As described above, equity awards granted to the NEOs prior to the separation were adjusted upon the separation into awards denominated in both Crane Company and Crane NXT stock. The CAP calculations include both the Crane Company component and Crane NXT component of

2025 Executive Compensation Tables

awards that vested during, and/or remained outstanding at the end, of the covered fiscal year. The following table shows the relationship between SCT compensation and CAP:

Year	Salary	Bonus and Non-Equity Incentive Compensation	All Other Compensation	Stock Awards	Options Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	SCT Total	Deductions from SCT Total (i)	Additions to SCT Total (ii)	CAP

2025	$1,244,231	$1,840,200	$334,881	$5,480,738	$1,562,506	$ 56,296	$10,518,852	($7,099,540)	$11,204,385	$14,623,697

2024	$1,200,000	$1,732,320	$356,992	$4,900,834	$1,409,993	$ 0	$ 9,600,139	($6,310,827)	$14,020,509	$17,309,821

2023	$1,200,000	$2,610,720	$256,079	$4,557,813	$1,340,013	$100,402	$10,065,027	($5,998,228)	$29,459,761	$33,526,560

i.	Represents the grant date fair value of equity-based awards granted during the year and change in pension value.

ii.
Additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP. The equity awards were revalued using the Monte Carlo values for the PRSUs (which vest based on relative TSR) and the Black-Scholes values for the options. Because the Company includes the amount of cash dividends paid with respect to unvested TRSUs as compensation in the All Other Compensation column of the SCT, no adjustments were made for purposes of calculating CAP. Dividends or dividend equivalents do not accrue on stock options or PRSUs. There were no service cost additions to be made with respect to pension values because the Crane Company’s pension plan was previously frozen.

Equity Reconciliation Detail for PEO

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (i)	Total Equity Value Included in CAP

2025	$ 7,495,925	$ 3,285,589	$ 422,871	$11,204,385

2024	$ 8,685,169	$ 3,927,467	$1,407,872	$14,020,509

2023	$10,515,835	$12,007,601	$6,936,325	$29,459,761
i.
PRSUs vest on the last day of the applicable performance period, which is also the last day of the applicable fiscal year, but are not delivered until early in the next fiscal year. For purposes of the CAP calculations, however, PRSUs are included as awards that vested in the year and are reflected based on the certified performance results and the stock price on the last day of the performance period.

(4)	Includes the average SCT totals of the following Non-PEO Named Executive Officers (NEOs) for the covered fiscal years: Mr. Maue, Mr. D’Iorio, Mr. Alcala, and Ms. Polmanteer.

(5)
Average CAP is calculated by averaging the following for the non-PEO
NEOs; SCT total, less the amounts reported in the SCT equity awards (i.e., RSUs, PRSUs, and stock options), less the change in pension value; adding the fair value as of the end of the fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end;
adding the amount equal to the change in fair value as of the end of the fiscal year, whether positive or negative, of any awards granted in the prior fiscal year that are outstanding and unvested as of the end of the fiscal year; adding the amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the fiscal year. As described above, equity awards granted to the NEOs prior to the separation were adjusted upon the separation into awards denominated in Crane Company and Crane NXT stock. The CAP calculations include both the Crane Company component and Crane NXT component of awards that vested and/or remained outstanding at the end of the covered fiscal year. The following table shows the relationship between SCT compensation and CAP:

Average
Non-PEO
NEOs SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	Stock Awards	Options Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	SCT Total	Deductions from SCT Total (i)	Additions to SCT Total (ii)	CAP

2025	$661,563	$618,053	$69,910	$897,785	$259,376	$5,620	$2,512,307	($1,162,780)	$1,844,662	$3,194,189

2024	$625,634	$589,810	$77,944	$815,207	$237,497	$ 0	$2,346,092	($1,052,704)	$2,290,056	$3,583,444

2023	$594,250	$839,775	$69,186	$746,608	$221,874	$6,542	$2,478,236	($ 975,024)	$4,299,596	$5,802,807

i.	Represents the average of the NEOs’ grant date fair value of equity-based awards granted during the year and average change in pension value.

2025 Executive Compensation Tables

ii.
Additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP. The equity awards were revalued using the Monte Carlo values for the PRSUs (which vest based on relative TSR) and the Black-Scholes values for the options. Because the Company includes the amount of cash dividends paid with respect to unvested TRSUs as compensation in the All Other Compensation column of the SCT, no adjustments were made for purposes of calculating CAP. Dividends or dividend equivalents do not accrue on stock options or PRSUs. There were no service cost additions to be made with respect to pension values because the historic Crane Holdings, Co.’s pension plan was previously frozen.

Equity Reconciliation Detail for
Non-PEO
NEOs

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (i)	Total Equity Value Included in CAP

2025	$1,231,816	$ 544,433	$ 68,413	$1,844,662

2024	$1,439,114	$ 629,317	$221,625	$2,290,056

2023	$1,714,276	$1,768,298	$817,022	$4,299,596

i.
PRSUs vest on the last day of the applicable performance period, which is also the last day of the applicable fiscal year, but are not delivered until early in the next fiscal year. For purposes of the CAP calculations, however, PRSUs are included as awards that vested in the year and are reflected based on the certified performance results and the stock price on the last day of the performance period.

(6)
The amount represents the value of an initial fixed $100 investment in Company stock on April 4, 2023 (our first trading day as an independently publicly-traded company), assuming reinvestment of all dividends.

(7)
Peer group companies include those comprising the S&P 400 MidCap Capital Goods Index, which Crane also uses in its stock performance graph disclosure in the Form
10-K.
The amount represents the value of an initial fixed $100 investment in the index on April 4, 2023 (our first trading day as an independently publicly-traded company), assuming reinvestment of all dividends.

(8)	Represents the Company’s Net Earnings (Loss) Attributable to Crane (in millions) for the covered fiscal year.

(9)	Adjusted EPS is calculated as Earnings from continuing operations per diluted share excluding special items, as used for determining annual incentive compensation awards.

2025 Executive Compensation Tables

2025 CAP Value Components
The charts below illustrate the composition of CAP values for 2025. The largest component of CAP, in each case, is comprised of the grant date fair value of 2025 Crane Company equity awards, together with 6% appreciation of those awards from the grant date to the end of the fiscal year.
Non-equity
CAP inputs (primarily base salary and annual incentive plan payments), together with the increase in the value of pre-2025
equity awards held in Crane Company equity make up the other significant portions of the CAP values. The decrease in the value of pre-2025
equity awards held in Crane NXT equity represented a relatively small portion of the CAP values.

2025 CEO Compensation Actually Paid
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
Awards Held in Crane Co. Equity
Appreciation After Grant
$396,385
$7,099,540
$5,049,813
$3,419,312
Awards Held in Crane NXT Equity
-$1,341,353
$14,623,697
Total Non-Equity CAP Components*
2025 Grants
Prior Awards and Vested Awards (Crane Co.)
Prior Awards and Vested Awards (Crane NXT)
CAP

2025 Executive Compensation Tables

2025 Other NEOs Compensation Actually Paid
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
Awards Held in Crane Co. Equity
Awards Held in Crane NXT Equity
Appreciation After Grant
$69,036
$1,349,527
$1,162,780
$832,463
-$219,617
$3,194,189
Total Non-Equity CAP Components*
2025 Grants
Prior Awards and Vested Awards (Crane Co.)
Prior Awards and Vested Awards (Crane NXT)
CAP

*	Total Non-Equity CAP Components includes 1) salary, 2) bonus, 3) non-equity incentive compensation, and 4) all other compensation

2025 Executive Compensation Tables

Relationship between CAP and TSR
The chart below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP, the Company’s TSR, Crane NXT’s TSR, and the TSR Peer Group in the above table for 2023, 2024, and 2025 – the S&P 400 MidCap Capital Goods Index, which is also used to determine relative TSR performance for PRSU payouts. As noted above under “Pay versus Performance Calculations and Impact of the Separation” and as illustrated in the graphics above, the equity awards held by the Company’s NEOs following the separation, as reflected in CAP values, are tied to the value of both Crane Company and Crane NXT stock prices and performance, as applicable.

Note that the 2023 TSR measures return from separation date (4/3/2023) through year-end.

2025 Executive Compensation Tables

Relationship between CAP and GAAP Net Income
The chart below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP (per the SEC’s definition), and the Company’s GAAP Net Income in 2023, 2024, and 2025.

2025 Executive Compensation Tables

Relationship between CAP and the Company-Selected Measure (Adjusted EPS)
The chart below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP and the Company’s Adjusted EPS for 2023, 2024, and 2025. This metric is used to determine 60% of the earnout of annual incentive program for the PEO and 75% for the other corporate NEOs and is strongly correlated to the Company’s absolute and relative stock price performance, which meaningfully impacts CAP. We consider Adjusted EPS to be among the most important financial measures used to link pay with performance in 2025 because it determines a significant portion of NEOs’ variable, and thus total, compensation each year.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND MANAGEMENT

The Company believes that officers and other key employees, in order to focus their attention on growth in stockholder value, should have a significant equity stake in the Company. We therefore encourage our officers and key employees to increase their ownership of and to hold the Company’s stock through the Stock Incentive Plan and the Savings and Investment Plan, as discussed in the Compensation Discussion and Analysis beginning on page 37. Directors also receive a majority of their annual retainer, and may elect to receive the entire retainer, in the form of equity issued under the Stock Incentive Plan. Beneficial ownership of stock by the non-executive directors, the executive officers named in the 2025 Summary Compensation Table, all other executive officers as a group, and all directors, nominees, and executive officers of the Company as a group as of January 31, 2026, is as follows:

		Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Shares Owned Directly or Beneficially(1)	Stock Options, DSUs, and RSUs that Have Vested or Will Vest Within 60 Days	Shares in Company Savings Plan (401(k))	Total Shares Beneficially Owned(2)	Percent of Class	Share Units Under Incentive Stock Plans Vesting After 60 Days(3)

Common Stock	M. R. Benante	1,913	18,174		20,087	*	1,013
	S. Kapoor	2,814	4,944		7,758	*	1,620
	R. C. Lindsay	591	26,719		27,310	*	1,013
	S. D. Lynch	220	717		937	*	1,013
	E. McClain	0	22,844		22,844	*	1,134
	C. G. McClure, Jr.	295	16,889		17,184	*	1,317
	M. H. Mitchell	410,667	409,860	2,971	823,498	1.43%	12,162
	J. M. Pollino	1,500	22,064		23,564	*	1,013
	J. L. L. Tullis	5,809	31,422		37,231	*	1,013
	R. A. Maue	72,393	22,546	1,792	96,731	*	3,440
	A. A. Alcala	36,130	45,235	291	81,656	*	2,691
	A. M. D’Iorio	32,394	26,762	1,444	60,600	*	2,399
	T. S. Polmanteer	8,240	10,437		18,677	*	1,618
	Other Executive Officers (2 persons)	10,393	21,086	358	31,837	*	3,633
	Total — Directors and Executive Officers as a Group (15 persons)	583,359	679,699	6,855	1,269,914	2.12%	35,078

*	Less than one percent.

(1)	Includes shares that are owned directly, and shares that are owned by trusts or by family members and are attributable to the director or officer pursuant to Rule 13d-3 under the Exchange Act.

(2)

Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see “Principal Stockholders of Crane” below); nor 369,430 shares of Common Stock owned by the Crane Fund for Widows and Children, which shares may be voted and disposed of in the discretion of the Crane Company Board of Directors. Mr. D’Iorio, Ms. Polmanteer, and Mr. Feldman, each of whom are executive officers of Crane Company, serve as trustees of the Crane Fund. Mr. Maue, Mr. D’Iorio, Mr. Feldman, and Ms. Polmanteer, all of whom are executive officers of Crane Company, and Ms. Kurkjian, serve as Trustees of the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of January 31, 2026, employees and former employees of the Company held approximately 476,968 shares of Common Stock in the Crane Company 2023 Amended & Restated Savings and Investment Plan.

(3)

Includes time-based RSUs vesting more than 60 days after the record date, which are subject to vesting as shown in footnote 2 to the 2025 Outstanding Equity Awards at Fiscal Year-End table beginning on page 64 and are subject to forfeiture if established service conditions are not met. Performance-based RSUs, which will vest, if at all, on December 31, 2026, and December 31, 2027, are not included. Also includes DSUs and corresponding dividends vesting on April 27, 2026 for each director. For more information, see “Director Compensation in 2025” on page 31.

PRINCIPAL STOCKHOLDERS OF CRANE COMPANY

The following table sets forth the ownership by each person who owned of record or was known by Crane Company to own beneficially more than 5% of our common stock as of December 31, 2025.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	The Crane Fund(1) 140 Sylvan Ave, #5 Englewood Cliffs, NJ 07632	7,778,416	13.5%

Common Stock	The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,832,731	8.4%

Common Stock	BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	4,145,948	7.2%

Common Stock	Capital World Investors(4) 333 South Hope Street 55th Floor Los Angeles, CA 90071	2,971,581	5.2%

(1)

The Crane Fund, a trust established for the benefit of former employees in need (the “Crane Fund”), is managed by trustees appointed by the Board of Crane Company. The incumbent trustees are Mr. D’Iorio, Ms. Polmanteer, and Mr. Feldman, all of whom are executive officers of Crane Company. Pursuant to the trust instrument, the shares held by the trust are voted by the trustees as directed by the Crane Company Board, the distribution of the income of the trust for its intended purposes is subject to the control of the Crane Company Board and the shares may be sold by the trustees only upon the direction of the Crane Company Board. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

(2)

As reported in a Schedule 13G filed on February 13, 2024, by the Vanguard Group, directly and on behalf of certain subsidiaries, giving information on shareholdings as of December 31, 2023. According to the Schedule 13G, the Vanguard Group, an investment adviser, has shared voting power over 16,818 shares, sole dispositive power over 4,832,731 shares, and shared dispositive power over 62,156 shares of Crane Company stock. As reported in a separate Form 13F filing on January 29, 2026, the aggregate holdings of Crane Company stock reported by the Vanguard Group, directly and on behalf of certain subsidiaries, as of December 31, 2025, was 4,580,759.

(3)

As reported in a Schedule 13G filed on January 26, 2024, by BlackRock, Inc., giving information on shareholdings as of December 31, 2023. According to the Schedule 13G, BlackRock, Inc., a parental holding company or control person, has sole voting power over 4,046,967 shares and sole dispositive power over 4,145,948 shares of Crane Company stock. As reported in a separate Form 13F filing on February 12, 2026, the aggregate holdings of Crane Company stock reported by BlackRock, Inc., as of December 31, 2025, was 4,543,169.

(4)

As reported in a Schedule 13G filed on May 13, 2025, by Capital World Investors (“CWI”) giving information on shareholdings as of March 31, 2025. According to the Schedule 13G, CWI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” According to the Schedule 13G, CWI has sole voting power and sole dispositive power over 2,971,581 shares of Crane Company stock. As reported in a separate Form 13F filing on February 11, 2025, the aggregate holdings of Crane Company stock reported by CWI as of December 31, 2025, was 2,993,123.

NON-GAAP RECONCILIATION

Basis of Presentation

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, certain non-GAAP measures have been provided in this Proxy Statement to facilitate comparison with the prior year.

The Company believes that non-GAAP financial measures which exclude certain items present additional useful comparisons between current results and results in prior operating periods, providing investors with a supplemental view of the underlying trends of the business. The Company also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance.

A description of each of the non-GAAP financial measures used by the Company is as follows:

“Adjusted Segment Operating Profit” and “Adjusted Segment Operating Margin” add back to Segment Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: transaction related expenses, and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

“Adjusted Net Income” and “Adjusted EPS” exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: transaction related expenses, and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: pension non-service costs. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

“Free Cash Flow” and “Adjusted Free Cash Flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by or used for operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to acquisitions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

References to changes in “core sales growth” in this Proxy Statement include the change in sales excluding the impact of foreign currency translation and acquisitions and divestitures from closing up to the first anniversary of such acquisitions or divestitures.

Non-GAAP Reconciliation

Non-GAAP Financial Measures by Segment (in millions)

Twelve Months Ended December 31, 2025	Aerospace & Advanced Technologies	Process Flow Technologies

Net sales	$1,048.9	$1,256.1

Operating profit (GAAP)	$ 262.5	$ 263.5

Operating profit margin (GAAP)	25.0%	21.0%

Special items impacting operating profit:

Transaction related expenses(a)	—	3.2

Repositioning related charges, net	1.8	3.2

Adjusted operating profit (Non-GAAP)	$ 264.3	$ 269.9

Adjusted operating profit margin (Non-GAAP)	25.2%	21.5%

Twelve Months Ended December 31, 2024

Net sales	$ 932.7	$1,198.5

Operating profit (GAAP)	$ 209.0	$ 240.3

Operating profit margin (GAAP)	22.4%	20.1%

Special items impacting operating profit:

Transaction related expenses(b)	7.3	6.6

Repositioning related charges, net	0.3	3.0

Adjusted operating profit (Non-GAAP)	$ 216.6	$ 249.9

Adjusted operating profit margin (Non-GAAP)	23.2%	20.9%

(a)	2025 transaction-related expenses are primarily associated with the Panametrics, Druck and Reuter-Stokes acquisition.

(b)	2024 transaction-related expenses are primarily associated with Vian, CryoWorks, and Technifab acquisitions and the divestiture of the Engineered Materials business.

Totals may not sum due to rounding

Effective on January 1, 2025, the Company completed the sale of the Engineered Materials segment and met the criteria of being reported as a discontinued operation as of December 31, 2024. The related assets, liabilities and operating results of Engineered Materials are excluded for all periods presented.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these materials?

Crane Company is sending notice of Internet Availability of Proxy Materials, to you and all of our stockholders, to ask you to appoint proxies to represent you at the Annual Meeting on April 27, 2026.

If a quorum does not attend the Annual Meeting in person or by proxy, the Annual Meeting will have to be adjourned or postponed. In order to avoid unnecessary expense associated with such an adjournment or postponement, the Board is asking you to submit a proxy for your shares so that even if you do not attend the meeting in person, your shares will be counted as present at the meeting and voted according to your instructions.

Unless you expect to attend the meeting in person, if you have requested paper copies of the proxy materials, please sign, date, and return the enclosed proxy in the envelope provided; vote your shares online by scanning the QR code on your proxy card; or use the internet address or the toll-free telephone number listed in this Proxy Statement. Please return your proxy in any manner described in this paragraph promptly to ensure that your shares are present by proxy and voted at the Annual Meeting, no matter how large or how small your holdings may be.

What is the agenda for the Annual Meeting?

At the Annual Meeting, stockholders will vote on three matters:

(1)

the election of each of Martin R. Benante, Sanjay Kapoor, Ronald C. Lindsay, Susan D. Lynch, Ellen McClain, Charles G. McClure, Jr., Max H. Mitchell, Jennifer M. Pollino, and James L. L. Tullis to the Board;

(2)	a proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2026; and

(3)	a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers.

Our management will also make a brief presentation about the business of Crane Company, and representatives of Deloitte & Touche LLP will be available to respond to any appropriate questions at the Annual Meeting.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxy holders discretionary authority with respect to any other matters that properly come before the Annual Meeting, which means that if any such matter arises, the proxy holders named in this proxy statement will vote according to their best judgment.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote FOR each of the nominees for director; FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2026; and FOR the non-binding advisory vote regarding executive compensation.

When and where is the Annual Meeting?

The Annual Meeting will be held in person at 10:00 a.m. Eastern Daylight Time, on Monday, April 27, 2026 at The Hyatt Regency Greenwich, Putnam Room, 1800 E. Putnam Ave, Old Greenwich, CT.

Who can attend the Annual Meeting?

Any stockholder of record of Crane Company on the record date for the Annual Meeting, and other persons invited by the Board or management may attend the Annual Meeting. If you are a stockholder of Crane Company as of the close of business on the record date, you or your proxy holder may participate, vote and submit questions, as further described below.

Questions and Answers About these Proxy Materials and the Annual Meeting

Who can vote at the Annual Meeting?

Anyone who owned shares of our common stock at the close of business on March 4, 2026, the record date for determining the stockholders entitled to notice of and vote at the Annual Meeting, is entitled to notice of and to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

A complete list of stockholders as of the record date will be open to the examination of any stockholder during regular business hours at the offices of Crane Company, 100 First Stamford Place, 4th Floor, Stamford, CT 06902, for a period of ten days ending on the day before the Annual Meeting.

How many votes are required for each question to pass?

Nominees for election to the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting.

What are “Broker non-votes”?

Under the rules of the NYSE, brokers holding shares for customers have authority to vote on certain matters even if the broker has not received instructions from the customer, but they do not have such authority as to other matters. For the questions on the agenda for this year’s Annual Meeting, member firms of the NYSE may vote without specific instructions from beneficial owners on the ratification of the selection of auditors, but not on the election of directors or the approval of the compensation paid by the Company to certain executive officers.

“Broker non-votes” are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under NYSE rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the question.

What will be the effect of abstentions and broker non-votes?

Stockholders may abstain from voting on any proposal expected to be brought before the Annual Meeting.

Abstentions and broker non-votes will have no effect on the election of directors, as each nominee will be elected if the number of votes cast in favor of such nominee exceeds the number of votes cast against such nominee. Abstentions and broker non-votes are not treated as votes cast for such proposal.

Abstentions and broker non-votes will have no effect on any of the other two proposals, because they will not count as votes cast for or against these two proposals.

What constitutes a quorum for the meeting?

According to the Company’s by-laws, a quorum for a meeting of stockholders requires the presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote. Attendance at the Annual Meeting constitutes “in person” attendance for purposes of establishing a quorum. On the record date, there were 57,743,867 shares of common stock issued and outstanding, so at least 28,871,934 shares must be represented at the Annual Meeting for business to be conducted. If a quorum does not attend or is not represented, the Annual Meeting will have to be adjourned or postponed.

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. Shares represented by “broker non-votes” are also treated as present for purposes of determining whether a quorum is present at the Annual Meeting.

Questions and Answers About these Proxy Materials and the Annual Meeting

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.

How can I cast my vote?

In addition to the other options listed below, where applicable, you can vote by completing and mailing a proxy card, if requested. We ask you to mark your choices, sign, date, and return the proxy as soon as possible in the enclosed postage prepaid envelope.

Stockholders of record as of the record date for the Annual Meeting may vote at the website www.envisionreports.com/cr using the instructions on the enclosed proxy card. For convenience, record holders may scan the QR code on the front of their proxy card. Additionally, those that wish to vote via telephone may do so by touchtone telephone from the United States and Canada using the toll-free number listed on the proxy card, proving their identity by using the control number shown on the proxy card. Each procedure allows stockholders of record to appoint the designated proxies to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares through an intermediary, such as a bank or broker, you may view the meeting materials at www.edocumentview.com/cr and then follow the instructions on your proxy card to cast your vote.

You can attend and vote your shares in person at the Annual Meeting; if you choose to vote your shares by proxy at the Annual Meeting via the Internet, please follow the instructions on your proxy card.

What if I submit a proxy but don’t mark it to show my preferences?

If you return a properly signed proxy without marking it, it will be voted in accordance with the Board’s recommendations on all proposals.

What if I submit a proxy and then change my mind?

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation to the Corporate Secretary, or by submitting a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank, or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures.

Who is paying for this solicitation of proxies?

Crane Company will pay the cost of this solicitation of proxies for the Annual Meeting. We may solicit proxies by telephone, facsimile, electronic mail, and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Alliance Advisors LLC to assist in this solicitation of proxies, and we have agreed to pay that firm approximately $27,000. Banks, brokerage houses, and other institutions, nominees, and fiduciaries will be asked to forward the proxy materials to the beneficial owners of the common stock they hold of record and will be reimbursed for their reasonable expenses in forwarding such material.

Where can I learn the outcome of the vote?

The Corporate Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

How and when can I propose that an item be considered at next year’s annual meeting and included in next year’s proxy statement?

The Crane Company amended and restated by-laws, dated as of March 28, 2023, which are on file with the SEC (as Exhibit 3.2 to Crane Company’s Current Report on Form 8-K filed on April 3, 2023), provide that the Crane Company annual meeting of stockholders will be held on such date and at such time as shall be designated from time to time by the Crane Company Board of Directors. Under the Crane Company’s amended and restated by-laws, written notice of stockholder nominations of individuals for election to Crane Company’s Board of Directors or any other business proposed by a stockholder to be transacted at a Crane Company annual meeting of stockholders must be delivered to,

Questions and Answers About these Proxy Materials and the Annual Meeting or be mailed and received by, the Company’s Secretary (a) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (b) in the event that next year’s annual meeting is called for a date that is not within 25 days before or after the anniversary date of the immediately preceding annual meeting, not later than (i) 90 days prior to the date of the Crane Company annual meeting of stockholders or, (ii) if later, the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever occurs first. Assuming that the Company’s 2027 annual meeting of stockholders is held within 25 days before or after the anniversary of the 2026 annual meeting of stockholders, Crane must receive written notice (containing the information specified in Crane Company’s amended and restated by-laws) to the Company’s Secretary between December 28, 2026, and January 27, 2027. If the Company does not receive notice by that date, then such proposals may not be presented at the Crane Company 2027 annual meeting of stockholders.

In addition to satisfying the requirements under the Company’s amended and restated by-laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2027 annual meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26, 2027. If the date of the Company’s 2027 annual meeting of stockholders is changed by more than 30 calendar days from the date of the 2026 annual meeting of stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made by the Company.

Stockholders may also submit proposals for inclusion in the proxy materials in connection with the Crane Company 2027 annual meeting of stockholders through Rule 14a-8 of the Exchange Act. Stockholders who wish to present such proposals must submit their proposals to the Company’s Secretary on or before November 13, 2026.

* * * * *

We urge stockholders who do not expect to attend the Annual Meeting to vote their shares online or use the internet address or the toll-free telephone number listed on the Notice of Annual Meeting. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.

By Order of the Board of Directors,

Anthony M. D’Iorio

Secretary

CRANE

CRANE COMPANY

CRANECO.COM

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CRANE CRANE COMPANY EXECUTIVE OFFICES 100 FIRST STAMFORD PLACE STAMFORD, CT 06902 203.363. 7300 CRANECO.COM

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 8:00 am, Eastern Daylight time on April 27, 2026, except as set forth on the reverse with respect to Crane Company Savings and Investment Plan Shares. Online Go to www.envisionreports.com/CR or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/CR 2026 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Martin R. Benante 02—Sanjay Kapoor 03—Ronald C. Lindsay 04—Susan D. Lynch 05—Ellen McClain 06—Charles G. McClure, Jr. 07—Max H. Mitchell 08—Jennifer M. Pollino 09—James L. L. Tullis 2. Ratification of the selection of Deloitte & Touche LLP as the For Against Abstain 3. Say on Pay—An advisory vote to approve the compensation paid For Against Abstain Company’s independent auditors for 2026. to certain executive officers. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

INVESTOR INFORMATION Visit our website at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site. You may automatically receive email notification of Crane Company news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically email you news and information as it is released. ELECTRONIC DELIVERY OF PROXY MATERIALS Stockholders can elect to receive proxy materials (proxy statement, annual report and proxy card) over the internet instead of receiving paper copies in the mail. If you are a registered stockholder and wish to consent to electronic delivery of proxy materials, you may register your authorization at www.computershare.com/investor. You can locate your account number on your stock certificate, dividend check or plan statement. ANNUAL MEETING OF STOCKHOLDERS The 2026 Annual Meeting of Stockholders of Crane Company will be held on April 27, 2026 at 10:00 am Eastern Daylight Time, at The Hyatt Regency Greenwich, Putnam Room, 1800 E. Putnam Ave., Old Greenwich, CT 06870 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CR qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Crane Company Annual Meeting of Stockholders April 27, 2026 Proxy Solicited by Board of Directors for Annual Meeting The undersigned does hereby appoint and constitute Max H. Mitchell and Anthony M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Company held of record by the undersigned at the close of business on March 4, 2026 at the Annual Meeting of Stockholders of Crane Company to be held on Monday, April 27, 2026 at 10:00 a.m., Eastern Daylight Time, at The Hyatt Regency Greenwich, Putnam Room, 1800 E. Putnam Ave, Old Greenwich, CT 06870, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting. This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Company Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or internet website on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees and FOR Proposals 2 and 3. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.